Exhibit 2(b)(3)
[EXECUTION COPY]

US $300,000,000

LOAN AGREEMENT

Dated as of December 18, 2002

among

GRUMA, S.A. de C.V.,
as Borrower

BANK OF AMERICA, N.A.,
as Administrative Agent

The Several Banks Party Hereto

BANC OF AMERICA SECURITIES LLC,
as Lead Arranger and Sole Book Manager

and

ABN AMRO
BNP PARIBAS
CITI GROUP
RAIFFEISEN-BOERENLEENBANK B.A.,
“RABOBANK INTERNATIONAL”
SCOTIABANK INVERLAT, S.A.
and
SOCIÉTÉ GÉNÉRALE,

as Arrangers

SCHEDULES

Schedule 1.01	Commitments; Pro Rata Shares
Schedule 5.05	Pending Litigation
Schedule 5.12(a)	List of Material Subsidiaries
Schedule 5.12(b)	List of Material Subsidiary Agreements containing Dividend Restrictions
Schedule 7.01	Existing Liens

EXHIBITS

Exhibit A	Form of Notice of Borrowing
Exhibit B	Form of Notice of Continuation/Conversion
Exhibit C-1	Form of Term Note
Exhibit C-2	Form of Revolving Note
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Assignment and Acceptance
Exhibit F	Form of Opinion of General Counsel of the Company
Exhibit G	Form of Opinion of Special New York Counsel to the Company
Exhibit H	Form of Opinion of Special New York Counsel to the Administrative Agent
Exhibit I	Form of Opinion of Special Mexican Counsel to the Administrative Agent

LOAN AGREEMENT

     This LOAN AGREEMENT is entered into as of December 18, 2002, among GRUMA, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (the “Company”), the several financial institutions from time to time party to this Agreement (collectively, the “Banks” and individually, a “Bank”), BANK OF AMERICA, N.A., as Administrative Agent for the Banks, and BANC OF AMERICA SECURITIES LLC, as Lead Arranger and Sole Book Manager.

     WHEREAS, the Company desires to obtain Loans from the Banks in an aggregate principal amount of up to US$300,000,000; and

     WHEREAS, the Banks are willing, on the terms and subject to the conditions hereinafter set forth (including Article IV), to make such Loans to the Company;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

               1.01 Certain Defined Terms. As used in this Agreement and in any Schedules and Exhibits to this Agreement, the following terms have the following meanings:

“Administrative Agent” means Bank of America in its capacity as administrative agent for the Banks hereunder, and any successor administrative agent appointed pursuant to Section 9.09.

“Administrative Agent’s Payment Office” means the address for payments set forth on the signatures pages hereof, or such other address as the Administrative Agent may from time to time specify to the other parties hereto.

“Administrative Questionnaire” means an administrative details form supplied by the Administrative Agent or the Lead Arranger and completed by a Bank.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” means this Loan Agreement, as from time to time amended, supplemented, restated or otherwise modified.

S-1

“Alternate Base Rate” means, for any day, a fluctuating rate of interest per annum equal to the higher of (a) the rate of interest most recently announced by Bank of America as its “prime rate” and (b) the Federal Funds Rate most recently determined by the Administrative Agent plus 0.50%. The “prime rate” is a rate set by Bank of America based upon various factors, including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Applicable Margin” means the margin, expressed as an interest rate per annum, to be added to the rate of interest selected by the Company in respect of the Loans as set forth below:

(a) From the Closing Date to the first date after the date hereof on which the Administrative Agent has received the Company’s Compliance Certificate, the Applicable Margin shall mean a rate per annum equal to (i) in the case of LIBOR Loans, 1.375%; and (ii) in the case of Base Rate Loans, 0.375%.

(b) On and at all times after the date of delivery of the Company’s Compliance Certificate described in clause (a) above, determined in accordance with each subsequent Compliance Certificate, and commencing on the date on which such subsequent Compliance Certificate is delivered pursuant to Section 6.01(c), the Applicable Margin shall mean a rate per annum as set forth below:

	Applicable Margin

Maximum Leverage Ratio	LIBOR Loans	Base Rate Loans

Greater than 3.00 to 1.00	1.625%	0.625%
Less than or equal to 3.00 to 1.00, but greater than 2.50 to 1.00	1.375%	0.375%
Less than or equal to 2.50 to 1.00, but greater than 2.00 to 1.00	1.125%	0.125%
Less than or equal to 2.00 to 1.00	1.00%	0.00%

The Maximum Leverage Ratio used to compute the Applicable Margin for the Loans shall be equal to the Maximum Leverage Ratio set forth in the Compliance Certificate most recently delivered to the Administrative Agent pursuant to Section 6.01(c). Changes in the Applicable Margin for the Loans resulting from a change in the Maximum Leverage Ratio shall become effective upon delivery by the Company to the Administrative Agent of a new Compliance Certificate pursuant to Section 6.01(c). If the Company fails to deliver a Compliance Certificate within the number of days required pursuant to Section 6.01(c), the Applicable Margin for the Loans from the first day after the date on which such Compliance Certificate was required to be delivered to the date the Company delivers to the Administrative Agent an appropriately completed Compliance Certificate shall be the highest Applicable Margin set forth above.

(c) Notwithstanding clauses (a) and (b) above, if at any time prior to the Maturity Date, the Company’s long-term senior foreign currency rating is upgraded to investment grade (BBB- and/or Baa3) by either S&P or Moody’s, the Applicable Margin shall be reduced by 0.25% per annum for so long as the Company maintains such investment grade rating; provided, however, that the Applicable Margin shall not be reduced below 0.875%.

“Assignee” has the meaning specified in Section 10.08(a).

“Assignment and Acceptance” has the meaning specified in Section 10.08(a).

“Attorney Costs” means and includes all reasonable and documented fees and disbursements of any law firm or other external counsel, and, without duplication, the allocated cost of internal legal services and all reasonable and documented disbursements of internal counsel.

“Availability Termination Date” means the date which is the earlier of five Business Days after the Closing Date and 14 days after the date of execution of this Agreement.

“Bank” has the meaning specified in the introductory clause hereto, and includes each Substitute Bank and each Assignee which becomes a Bank pursuant to Section 10.08.

“Bank of America” means Bank of America, N.A., a national banking association.

“Base Rate Loan” means a Loan bearing interest at a fluctuating rate of interest per annum determined by reference to the Alternate Base Rate.

“Borrowing” means the borrowing hereunder consisting of Loans to the Company of the same type made on the same day by the Banks under Article II, and, in the case of LIBOR Loans, having the same Interest Period.

“Borrowing Date” means, any date of the borrowing of Loans as specified in the relevant Notice of Borrowing.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or Mexico City, Mexico are authorized or required by law to close and, if such day relates to any LIBOR Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

“Capital Adequacy Regulation” means any general guideline, request or directive of any central bank or other Governmental Authority, or any other law rule or regulation,

whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital Expenditures” means, the amount of all expenditures of the Company and its Subsidiaries for fixed or capital assets related to the Company’s Core Business which, in accordance with Mexican GAAP, would be classified as capital expenditures.

“Cash Equivalent Investment” means, at any time:

(a) any direct obligation of (or unconditionally guaranteed by) the United States of America or a State thereof, any OECD country or other foreign government in a jurisdiction in which the Company or any of its Subsidiaries currently has or could have operations (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States of America or a State thereof, any OECD country or other foreign government in a jurisdiction in which the Company or any of its Subsidiaries currently has or could have operations) maturing not more than one year after such time;

(b) commercial paper, maturing not more than 270 days from the date of issue, which is issued by

(i) any corporation rated A-1 or higher by S&P or P-1 or higher by Moody’s, or

(ii) any Bank (or its holding company); or

(c) any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued by any bank which has (x) a credit rating of A2 or higher from Moody’s or A or higher from S&P and (y) a combined capital and surplus greater than US$500,000,000.

“Closing Date” means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all the Banks.

            “Code” means the Internal Revenue Code of 1986.

“Commitment” means, with respect to each Bank, its Term Commitment and its Revolving Commitment.

            “Company” has the meaning specified in the introductory clause hereto.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated EBITDA” means, for any Measurement Period, for the Company and its Consolidated Subsidiaries, an amount equal to the sum of (a) consolidated operating income (determined in accordance with Mexican GAAP) and (b) the amount of depreciation and amortization expense deducted in determining such consolidated operating income.

“Consolidated Interest Charges” means, for any Measurement Period, for the Company and its Consolidated Subsidiaries, the sum of (a) all interest, premium payments, fees, charges and related expenses of the Company and its Consolidated Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with Mexican GAAP, and (b) the portion of rent expense of the Company and its Consolidated Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with Mexican GAAP.

“Consolidated Net Worth” means, at any time, all amounts which, in accordance with Mexican GAAP, would be included under shareholders’ equity on a consolidated balance sheet of the Company and its Subsidiaries.

“Consolidated Subsidiary” means, with respect to the Company, any Subsidiary or other entity the accounts of which would, under Mexican GAAP, be consolidated with those of the Company in the consolidated financial statements of the Company and, at any date with respect to any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in the consolidated financial statements of such Person as of such date.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

“Continuation/Conversion Date” means any date on which, under Section 2.04, the Company converts the Loans from one type to the other, or continues the Loans as the same type. In the case of a LIBOR Loan, the Continuation/Conversion Date must be the last day of any Interest Period for such LIBOR Loan.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Core Business” means with respect to the Company and its Subsidiaries, the production and distribution of corn flour, the production and distribution of tortillas and other related products, the production and distribution of wheat flour and any other food related business in which the Company and its Subsidiaries are engaged in, or may engage in, from time to time.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, the making of a determination, or any combination thereof, would (if not cured, waived or otherwise remedied during such time) constitute an Event of Default.

“Disposition” or “Dispose” means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, other than in the ordinary course of business, including any sale, assignment, transfer or other disposition, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided, however, that any financing involving, or secured by, the future sale of accounts receivable (or any similar financing transaction) will not be considered to be a sale or disposition in the ordinary course of business.

“Dollars” and “US$” each means lawful money of the United States.

“Environmental Laws” means all federal, national, state, provincial, departmental, municipal, local and foreign laws, statutes, rules, regulations, ordinances and codes, together with all orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder by any Governmental Authority having jurisdiction over the Company, its Subsidiaries and their respective properties, in each case relating to environmental, health and land use matters.

“ERISA” means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

“Event of Default” means any of the events or circumstances specified in Section 8.01.

“Existing Facility” means the US$400,000,000 Credit Agreement, as amended, modified, supplemented or restated, dated February 13, 2001, among the Company, the several banks party thereto, Bank of America, as Administrative Agent, BancAmerica Securities, Inc., as Lead Arranger and the Arrangers named therein.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fiscal Quarter” means a quarter ending on the last day of March, June, September or December.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31.

“Gimsa” means Grupo Industrial Maseca, S.A. de C.V.

“Governmental Authority” means any nation or government, any state, province or other political or administrative subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity exercising such functions and owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guaranty Obligation” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligees against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person, provided that the term “Guaranty Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

“IMSS” means the Instituto Mexicano del Seguro Social.

“Indebtedness” of any Person means at any date, without duplication,

(a) any obligation of such Person in respect of borrowed money, any obligation of such Person evidenced by bonds, notes, debentures or similar instruments,

(b) any obligation of such Person in respect of a lease or hire purchase contract which would, under Mexican GAAP (or, in the case of Persons organized under the laws of any State of the United States, US GAAP), be treated as a financial or capital lease,

(c) any indebtedness of others secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person,

(d) any obligations of such Person to pay the deferred purchase price of fixed assets or services if such deferral extends for a period in excess of 60 days and with respect to the Company shall include guarantees by the Company of obligations of third parties unrelated to the Company’s existing Core Business as of the date hereof, and

(e) all Guaranty Obligations of such Person in respect of the foregoing;

provided, however, that the following liabilities shall be explicitly excluded from the definition of the term “Indebtedness”:

(i) trade accounts payable, including any obligations in respect of letters of credit that have been issued in support of trade accounts payable;

(ii) expenses that accrue and become payable in the ordinary course of business;

(iii) customer advance payments and customer deposits received in the ordinary course of business; and

(iv) obligations for ad valorem taxes, value-added taxes, or any other taxes or governmental charges.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnitees” has the meaning set forth in Section 10.05.

“INFONAVIT” means Instituto Nacional del Fondo de Vivienda para los Trabajadores.

“Interest Coverage Ratio” means the ratio of Consolidated EBITDA to Consolidated Interest Charges.

“Interest Payment Date” means (a) as to any LIBOR Loan, the last day of each Interest Period applicable to such Loan, provided that if any Interest Period for a LIBOR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each Fiscal Quarter and the Maturity Date.

“Interest Period” means, as to each LIBOR Loan, the period commencing on the date such LIBOR Loan is disbursed or converted to or continued as a LIBOR Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Continuation/Conversion; provided, however, that:

(a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) no Interest Period shall extend beyond the Reduction Date; and

(d) no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“Lead Arranger” means Banc of America Securities LLC, in its capacity as lead arranger and sole book manager hereunder

“Lending Office” means, as to any Bank, the office or offices of such Bank specified as its “Lending Office” in the Administrative Questionnaire, as from time to time amended, or such other office or offices as such Bank may from time to time notify the Company and the Administrative Agent.

“LIBOR” means for any Interest Period with respect to any LIBOR Rate Loan:

(a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

“LIBOR Loan” means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to LIBOR.

“Lien” means any security interest, mortgage, deed of trust, pledge, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any Property.

“Loan” means a Term Loan or a Revolving Loan.

“Loan Documents” means this Agreement, the Notes, the Notice of Borrowing, and each Notice of Continuation/Conversion, in each case as such Loan Document may be amended, supplemented or otherwise amended from time to time.

“Majority Banks” means at any time Banks then holding at least 51% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 51% of the Commitments.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, liabilities (actual or contingent), properties or condition (financial or otherwise) or operating results of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform its obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.

“Material Subsidiary” means, at any time, any Subsidiary of the Company that meets any of the following conditions:

(a) the Company’s and its Subsidiaries’ investments in or advances to such Subsidiary exceed 10% of the total assets of the Company and its Consolidated Subsidiaries as of the end of the Company’s most recently completed Fiscal Year; or

(b) the Company’s and its Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of such Subsidiary exceeds 10% of the total assets of the Company and its Consolidated Subsidiaries as of the end of the Company’s most recently completed Fiscal Year; or

(c) the Company’s and its Subsidiaries’ equity in the earnings before income tax and employee statutory profit sharing of such Subsidiary exceeds 10% of such earnings of the Company and its Consolidated Subsidiaries as of the end of the Company’s most recently completed Fiscal Year;

all as calculated by reference to the then latest audited financial statements (or consolidated financial statements, as the case may be) of such Subsidiary and the then latest audited consolidated financial statements of the Company and its Subsidiaries.

“Maturity Date” means the date which is three years after the Closing Date, or if such day is not a Business Day, the next succeeding Business Day.

“Maximum Leverage Ratio” means, as of the end of the most recently completed Fiscal Quarter, the ratio of (a) Total Funded Debt of the Company and its Consolidated Subsidiaries on such day to (b) Consolidated EBITDA of the Company and its Consolidated Subsidiaries determined for the relevant Measurement Period.

“Measurement Period” means any period of four consecutive Fiscal Quarters of the Company, ending with the most recently completed Fiscal Quarter, taken as one accounting period.

“Mexican GAAP” means accounting principles and practices generally accepted in Mexico.

“Mexico” means the United Mexican States.

“Ministry of Finance” means the Ministry of Finance and Public Credit (Secretaría de Hacienda y Crédito Público) of Mexico.

“Moody’s” means Moody’s Investors Service.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

“Note” means a Revolving Note or a Term Note.

“Notice of Borrowing” means a notice in substantially the form of Exhibit A.

“Notice of Continuation/Conversion” means a notice in substantially the form of Exhibit B.

“Obligations” means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, the Administrative Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

“OECD” means the Organization for Economic Cooperation and Development.

“Other Currency” has the meaning set forth in Section 10.17(b).

“Other Taxes” means any present or future stamp, court or documentary taxes or any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant” has the meaning specified in Section 10.08(e).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Company or any ERISA Affiliate.

“Process Agent” has the meaning specified in Section 10.15(d).

“Property” means any asset, revenue or any other property, whether tangible or intangible, including any right to receive income.

“Pro Rata Share” means, with respect to each Bank, the percentage (expressed as a decimal, rounded to the ninth decimal place) of the Commitments set forth opposite the name of such Bank on Schedule 1.01.

“Reduction Date” means the date which is 24 months after the Closing Date, or if such day is not a Business Day, the next succeeding Business Day.

“Register” has the meaning set forth in Section 10.08(c).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or order, decree or other determination of an arbitrator or a court or other Governmental Authority, including any Environmental Law, in each case applicable to or binding upon such Person or any of its property or to which the Person or any of its property is subject.

“Responsible Officer” means the chief executive officer or the president of the Company, or the general manager or any other officer having substantially the same authority and responsibility or the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any capital stock of the Company or any Subsidiary, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or of any option, warrant or other right to acquire any such capital stock.

“Revolving Commitment” means, with respect to each Bank, the obligation of such Bank to make Revolving Loans to the Company hereunder in a principal amount at any time outstanding not to exceed the amount set forth opposite such Bank’s name on Schedule 1.01 under the heading “Revolving Commitments.” “Revolving Commitments” means the aggregate amount of the Commitments of all Banks.

“Revolving Loan” has the meaning specified in Section 2.01(b).

“Revolving Note” means a promissory note (pagaré) of the Company payable to each Bank, in the form of Exhibit C-2 (as such promissory note may be replaced from time to time) evidencing the Indebtedness of the Company to such Bank resulting from such Bank’s Revolving Loans, and also means all other promissory notes evidencing Revolving Loans accepted from time to time in substitution therefor.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“SAR” means Sistema de Ahorro para el Retiro.

“Subsidiary” of a Person means any corporation of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Company.

“Substitute Bank” means a commercial bank (i) registered with the Ministry of Finance for purposes of Article 154 of the Mexican Income Tax Law and (ii) resident (or having its principal office as a resident, if lending through a branch or agency) for tax purposes in a jurisdiction (or a branch or agency of a financial institution that is a resident of a jurisdiction) that is party to an income tax treaty with Mexico on the date of substitution, acceptable to the Company and the Administrative Agent, whose consent will not be unreasonably withheld (including a bank which is already a Bank hereunder) which assumes the Commitment of a Bank, or is an assignee of the Loan of a Bank, pursuant to the terms of this Agreement.

“Taxes” means any and all present or future taxes, duties, levies, assessments, imposts, deductions, withholdings or similar charges, and all liabilities with respect thereto, imposed by Mexico or any political subdivision or taxing authority thereof or therein, or by any other jurisdiction as a result of a connection between the Company and such jurisdiction (including as a result of the Company being engaged in business or having a permanent establishment or fixed base therein or making any payment thereunder in or through such jurisdiction) excluding, in the case of each Bank and the

Administrative Agent, taxes imposed on or measured by such Bank’s or the Administrative Agent’s overall net income, and franchise taxes imposed on it (in lieu of net income taxes) by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains its actual Lending Office.

“Term Commitment” means with respect to each Bank, the obligation of such Bank to make a Term Loan to the Company hereunder in the principal amount set forth opposite such Bank’s name on Schedule 1.01 under the heading “Term Commitments.” “Term Commitments” means the aggregate amount of Term Commitments of all Banks.

“Term Loan” has the meaning specified in Section 2.01(a)(i) and includes with respect to each Bank, its Pro Rata Share of any Revolving Loans converted to Term Loans pursuant to Section 2.06.

“Term Note” means a promissory note (pagaré) of the Company payable to each Bank, in the form of Exhibit C-1 (as such promissory note may be replaced from time to time), evidencing the Indebtedness of the Company to such Bank resulting from such Bank’s Term Loans, and also means all other promissory notes accepted from time to time in substitution therefore.

Total Funded Debt” means, at any time, without duplication, the outstanding principal balance of all Indebtedness for borrowed money of the Company and its Consolidated Subsidiaries and guarantees by the Company of obligations of third parties unrelated to the Company’s Core Business.

“type” means, with respect to any Loan, its character as a Base Rate Loan or a LIBOR Loan.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “US” each means the United States of America.

“US GAAP” means generally accepted accounting principles in the United States.

1.02 Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, paragraph, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) The terms “including” and “include” are not limiting and mean “including without limitation” and “include without limitation”.

(d) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each means “to but excluding”, and the word “through” means “to and including”.

(e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

1.03 Accounting Principles.

(a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with Mexican GAAP, consistently applied. All calculations of financial ratios will be calculated with reference to the information submitted by the Company to the Bolsa Mexicana de Valores, S.A. de C.V.

(b) References herein to “Fiscal Year” and “Fiscal Quarter” refer to such fiscal periods of the Company.

ARTICLE II
THE LOANS

2.01 Commitments to Make the Loans.

(a) (i) Each Bank severally agrees, on the terms and subject to the conditions hereinafter set forth, to make a term loan (each such loan, a “Term Loan”) to the Company in a single disbursement on any Business Day prior to Availability Termination Date, in a principal amount not to exceed such Bank’s Term Commitment.

(ii) No amounts prepaid or repaid with respect to any Term Loan may be reborrowed.

(iii) The Term Loans shall be made from the Banks ratably in accordance with their Pro Rata Shares.

(b) (i) Each Bank severally agrees, on the terms and subject to the conditions hereinafter set forth, to make revolving loans (each such loan, a “Revolving Loan”) to the Company from time to time, on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate principal amount not to exceed at any time outstanding such Bank’s Revolving Commitment; provided, however, that after giving effect to any Borrowing of

Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans shall not exceed the Revolving Commitments then in effect.

(ii) Within the limits of each Bank’s Revolving Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b).

(iii) The Revolving Loans shall be made from the Banks ratably in accordance with their Pro Rata Shares.

2.02 Evidence of Indebtedness.

(a) Each Bank’s Term Loan shall be evidenced by a Term Note payable to the order of such Bank in a principal amount equal to such Bank’s Term Commitment, initially maturing on the Reduction Date.

(b) Each Bank’s Revolving Loans shall be evidenced by a Revolving Note payable to the order of such Bank in a principal amount equal to such Bank’s Revolving Commitment, initially maturing on the Reduction Date.

(c) On the Reduction Date, the existing Notes shall be exchanged for new Notes dated the Reduction Date and maturing on the Maturity Date, payable to the order of each Bank in a principal amount equal to such Bank’s Term Commitment or Revolving Commitment, as applicable, after giving effect to the reductions and repayments of the Loans occurring on the Reduction Date. No later than two weeks prior to the Reduction Date the Banks will deliver the existing Notes to the Administrative Agent and the Company will deliver the new Notes to the Administrative Agent. On the Reduction Date, the Administrative Agent will mark the existing Notes as cancelled, return such Notes to the Company and deliver the new Notes to the Banks.

2.03 Procedure for Borrowing.

(a) Each Borrowing shall be made upon the Company’s irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 11:00 a.m. (New York City time) (i) three Business Days prior to the date of a proposed Borrowing comprised of LIBOR Loans, and (ii) on the requested date of a proposed Borrowing comprised of Base Rate Loans), specifying:

(i) the requested Borrowing Date, which shall be a Business Day;

(ii) the aggregate amount of the Borrowing, which (A) in the case of the Borrowing of Term Loans shall not exceed the Term Commitments and (B) in the case of a Borrowing of Revolving Loans, (x) shall not exceed the unused portion of the Revolving Commitments and (y) shall be in a minimum principal amount of US$5,000,000 or an integral multiple of US$1,000,000 in excess thereof; and

(iii) in the case of a Borrowing comprised of LIBOR Loans, the duration of the initial Interest Period applicable to such Loans. If the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Borrowing, such Interest Period shall be three months.

(b) The Administrative Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank’s Pro Rata Share of such Borrowing.

(c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the Company at the Administrative Agent’s Payment Office by 11:00 a.m. (New York City time) on the Borrowing Date in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to the Company by the Administrative Agent, pursuant to Section 6.06, in like funds as received by the Administrative Agent, by wire transfer in accordance with the Notice of Borrowing.

(d) (i) All Term Loans shall have the same Interest Period.

(ii) After giving effect to any Borrowing of the Revolving Loans, there may not be more than ten Interest Periods in effect with respect to Revolving Loans.

2.04 Continuation and Conversion Elections.

(a) (i) The Company may, upon irrevocable written notice to the Administrative Agent, elect, as of the last day of any Interest Period for a Borrowing of LIBOR Loans, to continue such LIBOR Loans for a further Interest Period or to convert such LIBOR Loans to Base Rate Loans.

(ii) The Company may, upon irrevocable written notice to the Administrative Agent, elect as of any Business Day, to convert Base Rate Loans to LIBOR Loans.

(b) The Company shall deliver a Notice of Continuation/Conversion to be received by the Administrative Agent not later than 11:00 a.m. (New York City time) three Business Days prior to the date of any proposed conversion of Base Rate Loans to, or continuation of, LIBOR Loans or of any conversion of LIBOR Loans to Base Rate Loans, specifying:

(i) the Continuation/Conversion Date, which shall be a Business Day;

(ii) the principal amount of the Loans to be continued or converted;

(iii) whether the Company is requesting a conversion of LIBOR Loans to Base Rate Loan or of Base Rate Loans to LIBOR Loans, or a continuation of LIBOR Loans as LIBOR Loans; and

(iv) if applicable, the duration of the next Interest Period with respect thereto.

(c) If upon the expiration of any Interest Period for a Borrowing of LIBOR Loans, the Company has failed to select timely a new Interest Period, the Company shall, subject to clauses (c) and (d) of the definition of “Interest Period,” be deemed to have elected to continue such Borrowing as LIBOR Loans having an Interest Period of one month. Any such automatic continuation shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Loans.

(d) The Administrative Agent will promptly notify each Bank of its receipt of a Notice of Continuation/Conversion, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Bank of the Company’s deemed election of continuation.

(e) During the existence of a Default or an Event of Default, no Loans may be converted to or continued as LIBOR Loans without the consent of the Majority Banks, and the Majority Banks may demand that any or all of the then outstanding LIBOR Loans be converted immediately to Base Rate Loans.

(f) After giving effect to the continuation or conversion of any Borrowing there may not be more than more than ten Interest Periods in effect with respect to Revolving Loans. All Term Loans, if LIBOR Loans, shall have the same Interest Period.

               2.05 Prepayments. Subject to Section 3.05, the Company may, at any time or from time to time, upon not less than three Business Days’ irrevocable notice to the Administrative Agent, voluntarily prepay the Term Loans or any Revolving Loans in whole or in part, in minimum amounts of US$5,000,000 or any multiple of $1,000,000 in excess thereof. The notice of prepayment shall specify the date and amount of such prepayment. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank’s Pro Rata Share of such prepayment. The proceeds of each prepayment of the Term Loans may, at the Company’s option, be applied to the first installment, the final installment or any combination thereof.

               2.06 Termination or Reduction of Commitments; Conversion to Term Loans.

(a) (i) Prior to the Availability Termination Date, the Company may, upon three Business Days’ irrevocable notice to the Administrative Agent, terminate or reduce the Term Commitments, provided that any partial reduction of the Term

Commitments shall be in a minimum aggregate amount of US$10,000,000 or an integral multiple of US$5,000,000 in excess thereof;

(ii) The Term Commitments shall automatically terminate at the close of business on the earlier to occur of (i) the date of the Borrowing of Term Loans and (ii) the Availability Termination Date.

(b) The Company may, upon three Business Days’ irrevocable notice to the Administrative Agent, terminate the Revolving Commitments or, from time to time permanently reduce the Revolving Commitments then in effect, provided that any partial reduction of the Revolving Commitments (i) shall be in a minimum aggregate amount of US$5,000,000 or an integral multiple of US$1,000,000 in excess thereof and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to such termination or reduction, the aggregate amount of Revolving Loans then outstanding would exceed the Revolving Commitments.

(c) The Revolving Commitments shall be permanently reduced to US$75,000,000 on the Reduction Date except to the extent that the Revolving Commitments have been reduced to, or below, such amount prior to the Reduction Date pursuant to paragraph (b) above. If on the Reduction Date, the aggregate amount of Revolving Loans then outstanding exceeds the amount of the Revolving Commitments then reduced (the “excess amount”), Revolving Loans to the extent of such excess amount, if not prepaid by the Company, will automatically be converted to Term Loans with an Interest Period coterminous with the Interest Period then in effect for the Term Loans. Upon such conversion, the amount of the Term Loan of each Bank then outstanding shall be increased by its Pro Rata Share of the Revolving Loans being converted.

(d) The Administrative Agent shall promptly notify the Banks of its receipt of any notice of termination or reduction of the Commitments. Any reduction of the Term Commitment or the Revolving Commitments shall be applied to the Term Commitment or the Revolving Commitment of each Bank, as applicable, according to its Pro Rata Share.

2.07 Repayment of the Loans.

(a) (i) The Company shall repay the Term Loans in two installments. The first installment shall be due and payable on the Reduction Date and the second and last installment shall be due and payable on the Maturity Date.

(ii) The first installment shall be equal to US$50,000,000 or such lesser amount as equals the difference between US$50,000,000 and any prepayments of the Term Loans allocated to the first installment. The final installment shall be equal to the then outstanding balance of the Term Loans.

(b) All Revolving Loans then outstanding shall be repaid on the Maturity Date.

2.08 Interest.

(a) Subject to the provisions of paragraph (c) below, (i) each LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to LIBOR for such Interest Period plus the Applicable Margin, and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date or date of conversion at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.05 for the portion of the Loans so prepaid and upon payment (including prepayment) in full of the Loans. During the existence of any Event of Default, interest shall be payable on demand.

(c) Any overdue principal and, to the extent permitted by applicable law, overdue interest or other amount payable hereunder shall bear interest payable on demand, for each day from the date payment thereof was due to the date of actual payment, at a rate per annum equal to (i) in the case of the principal amount of any Loan, (A) the interest rate then in effect plus (B) the Applicable Margin then in effect plus (C) 2% and (ii) in the case of interest or any other amount, (A) the Alternate Base Rate plus (B) the Applicable Margin then in effect plus (C) 2%.

(d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

2.09 Fees

(a) Up-Front Fees. On the Closing Date, the Company shall pay to the Administrative Agent for the account of each Bank, based on such Bank’s initial Commitment and calculated on the final allocated amount of such Commitment, an up-front fee as agreed in a letter dated the date hereof between the Lead Arranger and the Company and the letters dated the date hereof between the Company and each of the Banks party hereto on the date hereof.

(b) (i) The Company agrees to pay to the Administrative Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank’s Revolving Commitment at a rate per annum equal to the rate set forth below:

Maximum Leverage Ratio	Commitment Fee

Greater than 2.50 to 1.00	0.625%
Less than or equal to 2.50 to 1.00	0.375%

(ii) The commitment fee shall accrue from the Closing Date to the date of termination of the Revolving Commitments and shall be payable quarterly in arrears on the last day of each calendar quarter and on the effective date of any termination or reduction of the Revolving Commitments.

2.10 Computation of Interest and Fees.

(a) Computation of interest on Base Rate Loans when the Alternate Base Rate is determined based on Bank of America’s prime rate shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed (including the first day but excluding the last day). All other computations of interest and fees which are computed on a per annum basis shall be calculated on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day).

(b) Each determination of LIBOR by the Administrative Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

(c) The Administrative Agent shall notify the Company and the Banks of any change in Bank of America’s prime rate used in determining the Alternate Base Rate promptly following the public announcement of such change.

2.11 Payments by the Company.

(a) All payments to be made by the Company shall be made without condition or deduction for any set-off, counterclaim or other defense. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent’s Payment Office, and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (New York City time) on the date specified herein. The Administrative Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received by wire to such Bank’s Lending Office. Any payment received by the Administrative Agent later than 12:00 noon (New York City time) may be deemed, at the election of the Administrative Agent, to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

(b) Subject to the provisions set forth in the definition of “Interest Period” herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest.

(c) Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Bank shall forthwith on demand repay to the Administrative Agent amount distributed to such Bank to the extent not paid by the Company, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date recovered by the Administrative Agent, provided that if any amount remains unpaid by any Bank for more than five Business Days, such Bank shall pay interest thereon to the Administrative Agent at a rate per annum equal to the Alternate Base Rate, plus the Applicable Margin then in effect, plus 2%.

2.12 Payments by the Banks to the Administrative Agent.

(a) Unless the Administrative Agent receives notice from a Bank, at least one Business Day prior to any Borrowing Date, that such Bank will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of such Bank’s Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, such Bank shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank’s Loan on the Borrowing Date for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent’s account, together with interest thereon for each day elapsed since the Borrowing Date, at a rate per annum equal to the interest rate applicable at the time to the Loans comprised in the Borrowing; provided that if the Company fails to pay such amount to the Administrative Agent within five Business Days after the date of notification of such failure from the Administrative

Agent, the Company shall pay interest thereon to the Administrative Agent at a rate per annum equal to the Alternate Base Rate, plus the Applicable Margin then in effect, plus 2%.

(b) If any Bank makes available to the Administrative Agent funds for any Loan to be made by such Bank as provided in this Article II, and such funds are not made available to the Company by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Bank) to such Bank, without interest.

(c) The obligations of the Banks hereunder to make Loans are several and not joint. The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the Borrowing Date.

               2.13 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such interests in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank’s ratable share (according to the proportion of (i) the amount of such paying Bank’s required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing an interest from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of interests purchased under paragraph (b) above and will in each case notify the Banks and the Company following any such purchases or repayments. Each Bank that purchases an interest in the Loans pursuant to paragraph (b) above shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Bank were the original owner of the Obligations purchased.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Any and all payments by the Company to or for the account of any Bank or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

(b) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder or any other Loan Document to any Bank or the Administrative Agent, then:

(i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.01), such Bank or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

(ii) the Company shall make such deductions and withholdings;

(iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

(iv) in the event of an increase, after the date of this Agreement, in the Mexican withholding tax rate to a rate in excess of the rate applicable to each Bank party hereto on the date hereof, the Company shall also pay to each Bank or the Administrative Agent for the account of such Bank, at the time interest is paid, all additional amounts that such Bank specifies as necessary to preserve the after- tax yield such Bank would have received if such Taxes or Other Taxes had not been imposed.

(c) The Company agrees to indemnify and hold harmless each Bank for the full amount of (i) Taxes and (ii) Other Taxes in the amount that such Bank specifies as necessary to preserve the after-tax yield such Bank would have received if such Taxes or Other Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this paragraph (d) indemnification shall be made within 30 days after the date any Bank or the Administrative Agent makes written demand therefor.

(d) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish to the Administrative Agent (which shall forward the same to each Bank) the original or a certified copy of a receipt, or other evidence satisfactory to the Administrative Agent, evidencing payment thereof.

               3.02 Illegality. If any Bank determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make, maintain or fund LIBOR Loans, or materially restricts the authority of such Bank to purchase or sell, or to take deposits of, Dollars in the London interbank market, or to determine or charge interest rates based upon LIBOR, then, on notice thereof by such Bank to the Company through the Administrative Agent, any obligation of such Bank to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended until the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Company shall, at its election, upon demand from such Bank (with a copy to the Administrative Agent), prepay or convert all LIBOR Loans of such Bank to Base Rate Loans, either on the last day of the Interest Period thereof, if such Bank may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such LIBOR Loans. Upon any such prepayment or conversion, the Company shall also pay interest on the amount so prepaid or converted.

               3.03 Inability to Determine Rates. If the Administrative Agent determines, or in the case of clause (c) below is informed by the Majority Banks, in connection with any request for a LIBOR Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBOR Loan, (b) adequate and reasonable means do not exist for determining LIBOR for such LIBOR Loan, or (c) LIBOR for such LIBOR Loan does not adequately and fairly reflect the cost to the Majority Banks of funding such LIBOR Loan, the Administrative Agent will promptly notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain LIBOR Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing, conversion or continuation of LIBOR Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing comprised of Base Rate Loans or a request for conversion to Base Rate Loans in the amount specified therein.

               3.04 Increased Costs and Reduction of Return.

(a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any Requirement of Law or (ii) the compliance by such Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining its Loans to the Company, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

(b) If any Bank determines that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) with any Capital Adequacy Regulation affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and determines that the amount of such capital is increased as a consequence of its Commitment, Loans or obligations under this Agreement, then, upon demand of such Bank to the Company through the Administrative Agent, the Company shall pay to the Administrative Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate the Bank for such increase.

               3.05 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from (in each case by payment of any relevant amounts to the Administrative Agent for the account of such Bank) any loss or expense which the Bank may sustain or incur as a consequence of:

(a) the failure of the Company to make on a timely basis any payment of principal of any Loan;

(b) the failure of the Company to borrow or continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion;

(c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.05; or

(d) the prepayment (including pursuant to Section 2.05, Section 2.06 or Section 2.07) or other payment (including after acceleration thereof) of any Loan on a day that is not the last day of the relevant Interest Period therefor;

     including any such loss or expense arising from the liquidation or reemployment of funds obtained by such Bank to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary and reasonable administrative fees charged by such Bank in connection with the foregoing.

               3.06 Reserves on Loans. The Company shall pay to each Bank, as long as such Bank shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of such Bank’s LIBOR Loans equal to the actual costs of such reserves allocated to such LIBOR Loans by such Bank (as determined by such Bank in good faith, which determination shall be conclusive, absent manifest error), payable on each date on which interest is payable on such Loans, provided the Company shall have received at least 15 days’ prior written notice (with a copy to the Administrative Agent) of such additional interest from such Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

3.07 Certificates of Banks.

(a) Any Bank claiming reimbursement or compensation under this Article III shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to such Bank hereunder and the reasons for such claim and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

(b) Each Bank agrees to notify the Company of any claim for reimbursement pursuant to Section 3.04 or 3.06 not later than 60 days after any officer of such Bank responsible for the administration of this Agreement receives actual knowledge of the event giving rise to such claim. If any Bank fails so to give notice, the Company shall only be required to reimburse or compensate such Bank, retroactively, for claims pertaining to the period of 60 days immediately preceding the date the claim was made.

               3.08 Change of Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to an obligation of the Company under Section 3.01, Section 3.02, Section 3.04 or Section 3.06 with respect to such Bank, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another Lending Office for any Loans affected by such event or take other action, provided that such Bank and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the obligation under any such Section. Nothing in this Section shall affect or postpone any of the Obligations of the Company or the right of any Bank provided in Section 3.01, Section 3.02, Section 3.04 or Section 3.06.

               3.09 Substitution of Bank. Upon the receipt by the Company from any Bank of a claim for compensation under Section 3.01, Section 3.04 or Section 3.06, or giving rise to the operation of Section 3.02, the Company may (a) request such Bank to use its best efforts to seek a Substitute Bank willing to assume such Bank’s Term Commitment (or, after the date of termination of the Term Commitments, acquire such Bank’s Term Loan) and Revolving Commitment and Revolving Loans or (b) designate a Substitute Bank willing to assume such Term Commitment (or, after the date of termination of the Term Commitments , acquire such Bank’s Term Loan) and Revolving Commitment and Revolving Loans, to which such Bank shall assign, in accordance with Section 10.08 and without recourse to or warranty by, or expense to, such Bank, the rights and obligations of such Bank hereunder (except for such rights as, pursuant to the terms of this Agreement, survive repayment of the Loans). The Company shall pay to the Bank being substituted on the date of substitution all interest, fees and other amounts then owing to such Bank by the Company to the date of substitution.

               3.10 Survival. The agreements and obligations of the Company in this Article III shall survive the payment of all other Obligations.

ARTICLE IV
CONDITIONS PRECEDENT

               4.01 Conditions to Initial Loans. The obligation of each Bank to make its initial Loan hereunder is subject to the condition that the Administrative Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Administrative Agent and each Bank, and, except for the Notes, in sufficient copies for each Bank:

(a) Loan Agreement and Notes. This Agreement duly executed by the parties hereto and the Term Notes and Revolving Notes duly executed by the Company;

(b) Resolutions; Incumbency.

(i) Copies of all applicable powers of attorney designating the Persons authorized to execute this Agreement and the other Loan Documents on behalf of the Company, duly certified by the Secretary or an Assistant Secretary of the Company; and

(ii) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by it hereunder;

(c) Organizational Documents. Copies of the estatutos sociales of the Company as in effect on the Closing Date, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company;

(d) Governmental Authorizations. Evidence satisfactory to the Administrative Agent that all approvals, authorizations or consents of, or notices to, or registrations with, any Governmental Authority (including exchange control approvals), if any, required in connection with the execution and performance by the Company of this Agreement have been obtained and are in full force and effect. If no such approvals, authorizations, consents, notices or registrations are necessary, a certificate shall be delivered to the Administrative Agent so stating;

(e) Process Agent. The acceptance by the Process Agent to act as agent for service of process for the Company in connection with any proceeding relating to this Agreement or the Notes brought in New York together with a copy certified by a Mexican public notary of the power-of-attorney granted by the Company in favor of the Process Agent;

(f) Legal Opinions. (i) A favorable opinion of Salvador Vargas, Esq., General Counsel of the Company; substantially in the form of Exhibit F, (ii) a favorable opinion of Sidley Austin Brown & Wood LLP, special New York counsel to the Company, substantially in the form of Exhibit G; (iii) a favorable opinion of Morrison &

Foerster, special New York counsel to the Administrative Agent, substantially in the form of Exhibit H and (iv) a favorable opinion of Ritch, Heather y Mueller, S.C. special Mexican counsel to the Administrative Agent, substantially in the form of Exhibit I;

(g) Payment of Fees. Evidence of payment by the Company (or irrevocable instructions of the Company to use the proceeds of the Loans for the payment) of (i) all fees payable to the Banks, the Administrative Agent and the Lead Arranger on the Closing Date, and (ii) all reasonable costs and expenses to the extent due and payable to the Administrative Agent or the Lead Arranger on the Closing Date, together with Attorney Costs for the preparation and execution of this Agreement of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent);

(h) Certificate. A certificate signed by a Responsible Officer of the Company, dated as of the Closing Date, stating that:

(i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

(ii) no Default or Event of Default has occurred and is continuing; and

(iii) there has occurred since December 31, 2001, (A) no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (B) no event or circumstance of a financial, political or economic nature in Mexico which has had or could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or any other Loan Document;

(i) Repayment of Existing Facility. Evidence that the Company has repaid or has made provision for the repayment of, all amounts outstanding under the Existing Facility, including by applying the proceeds of the Loans to part of such repayment; and

(j) Other Documents. Such other approvals, opinions, documents or materials as the Administrative Agent or any Bank (through the Administrative Agent) may reasonably request.

               4.02 Conditions to All Borrowings. The obligation of each Bank to make any Loan to be made by it (including its initial Loan) is subject to the satisfaction of the following conditions on each Borrowing Date:

(a) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing from the Company;

(b) Representations and Warranties. The representations and warranties of the Company contained in Article V or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Borrowing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in paragraphs (a) and (b) of Section 5.06 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01; and

(c) No Existing Default. No Default or Event of Default shall exist or would result from such Borrowing.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Administrative Agent and each Bank that:

               5.01 Corporate Existence and Power. The Company and each of its Subsidiaries:

(a) is a corporation duly organized and validly existing under the laws of its corresponding jurisdiction;

(b) has all requisite corporate power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) conduct its business and to own its Properties and (ii) (with respect to the Company only) to execute, deliver and perform all of its obligations under this Agreement and the Notes except to the extent that the failure to obtain any such governmental license, authorization, consent or approval could not reasonably be expected to have a Material Adverse Effect; and

(c) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

               5.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each other Loan Document have been duly authorized by all necessary corporate action, and do not and will not:

(a) contravene the terms of the Company’s estatutos sociales;

(b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any document evidencing any Contractual Obligation to which the

Company is a party or (ii) any order, injunction, writ or decree of any Governmental Authority to which the Company or its Property is subject; or

(c) violate or contravene any Requirement of Law.

               5.03 No Additional Governmental Authorization. No approval (including exchange control approval), consent, exemption, authorization, registration or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement or any other Loan Document other than as have been obtained pursuant to Section 4.01(d).

               5.04 Binding Effect. This Agreement has been and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Company. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, “concurso mercantil,” or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether enforcement thereof is sought in a proceeding at law or in equity).

               5.05 Litigation. Except as disclosed in Schedule 5.05 on the date hereof and as otherwise disclosed by the Company to the Administrative Agent, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Material Subsidiaries, except as disclosed in Schedule 5.05, which:

(a) purport to affect the legality, validity or enforceability of this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

(b) if determined adversely to the Company or such Material Subsidiary, could reasonably be expected to have a Material Adverse Effect.

5.06 Financial Information; No Material Adverse Effect; No Default.

(a) The Company’s audited consolidated financial statements for the Fiscal Year ended December 31, 2001 (copies of which have been furnished to the Administrative Agent and each Bank) are complete and correct in all material respects, have been prepared in accordance with Mexican GAAP and fairly present in accordance with Mexican GAAP the financial condition of the Company and its Consolidated Subsidiaries as of such date and the results of their operations for the Fiscal Year ended December 31, 2001.

(b) The Company’s unaudited financial statements for the Fiscal Quarter ended September 30, 2002 (copies of which have been furnished to the Administrative

Agent and each Bank) are complete and correct in all material respects, have been prepared in accordance with Mexican GAAP and fairly present in accordance with Mexican GAAP the financial condition of the Company and its Consolidated Subsidiaries as of such date and the results of their operations for the period covered thereby, subject to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the most recent audited financial statements, there has occurred no development, event or circumstance, either individually or in the aggregate, which has had, or could reasonably be expected to have, a Material Adverse Effect.

(d) As of the Closing Date and each Borrowing Date, neither the Company nor any of its Material Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date or such Borrowing Date, create an Event of Default under Section 8.01(e).

               5.07 Pari Passu. The Obligations constitute direct, unconditional and general obligations of the Company and rank pari passu in all respects with all other unsecured and unsubordinated Indebtedness of the Company, except those ranking senior by operation of law (and not by contract or agreement).

               5.08 Taxes. The Company and its Material Subsidiaries have filed all tax returns and reports required to be filed under the laws of Mexico, and have paid all taxes, assessments, fees and other governmental charges levied or imposed upon them or their Properties, otherwise due and payable, except (i) those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with Mexican GAAP; and (ii) those to the extent that non-compliance therewith could not be reasonably expected to have a Material Adverse Effect.

               5.09 Environmental Matters.

(a) The on-going operations of the Company and each of its Material Subsidiaries are in compliance in all material respects with all applicable Environmental Laws except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(b) The Company and each of its Material Subsidiaries have obtained all environmental, health and safety permits necessary or required for its operations, all such permits are in good standing, and the Company and each of its Material Subsidiaries is in compliance with all material terms and conditions of such permits, except to the extent that the failure to obtain, and maintain in full force and effect, any such permit, or to the extent that failure to comply with the material terms thereof, could not reasonably be expected to have a Material Adverse Effect.

               5.10 Compliance with Social Security Legislation, Etc. The Company, and each of its Material Subsidiaries, is in compliance with all Requirements of Law relating to social security legislation, including all rules and regulations of INFONAVIT, IMSS and SAR except to the extent that non-compliance therewith could not be reasonably expected to have a Material Adverse Effect.

               5.11 Assets; Patents; Licenses, Etc.

(a) The Company and each of its Material Subsidiaries has good and marketable title to all real property that is reasonably necessary or used in the ordinary conduct of their business.

(b) The Company and each of its Material Subsidiaries owns or are licensed or otherwise has the right to use all of the patents, contractual franchises, licenses, authorizations and other rights that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person.

5.12 Subsidiaries.

(a) A complete and correct list of all Material Subsidiaries of the Company as of the Closing Date, showing, as to each Material Subsidiary, the correct name thereof, the jurisdiction of its incorporation and the percentage of shares of each class outstanding owned by the Company and each Subsidiary of the Company is set forth in Schedule 5.12(a).

(b) A list of all agreements, which by their terms, expressly prohibit or limit the payment of dividends or other distributions to the Company by a Material Subsidiary or the making of loans to the Company by a Material Subsidiary is set forth in Schedule 5.12(b).

               5.13 Commercial Acts. The obligations of the Company under this Agreement and the Notes are commercial in nature and are subject to civil and commercial law, and the execution and performance of this Agreement constitute private and commercial acts and not governmental or public acts and the Company is subject to legal action in respect of its Obligations.

               5.14 Proper Legal Form. This Agreement is, and when executed and delivered, each Note will be, in proper legal form under the laws of Mexico for the enforcement thereof against the Company under the laws of Mexico, provided that in the event any legal proceedings are brought in the courts of Mexico, an official Spanish translation of the documents from a qualified sworn translator required in such proceedings, including this Agreement, shall be required.

               5.15 Full Disclosure. All written information other than forward-looking information heretofore furnished by the Company to the Administrative Agent or any Bank for purposes of or in connection with this Agreement is, and all such information hereafter furnished by the Company to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. All written forward-looking information heretofore furnished in writing to the Administrative Agent or the Banks has been prepared in good faith based upon assumptions the Company believes to be reasonable. The Company has disclosed to the Administrative Agent and the Banks in writing any and all facts known to it that it believes are reasonably expected to have a Material Adverse Effect.

               5.16 Investment Company Act. The Company is not, nor is it controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

               5.17 Margin Regulations. Neither the Company nor any of its Subsidiaries is generally engaged in the business of purchasing or selling “margin stock” (as such term is defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System of the United States) or extending credit for the purpose of purchasing or carrying margin stock.

               5.18 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification. The Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could be reasonably expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred, or to the best knowledge of the Company, is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA; (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice, under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any

ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

ARTICLE VI
AFFIRMATIVE COVENANTS

     The Company covenants and agrees that for so long as any Loan or other Obligation remains unpaid or any Bank has any Commitment hereunder:

               6.01 Financial Statements and Other Information.

(a) The Company will deliver to the Administrative Agent:

(i) as soon as available and in any case within 120 days after the end of each Fiscal Year, consolidated financial statements for such Fiscal Year audited by independent accountants of recognized international standing, including an annual audited consolidated balance sheet and the related consolidated statements of income, changes in equity and changes in financial position, prepared in accordance with Mexican GAAP consistently applied (except as otherwise discussed in the notes to such financial statements), which financial statements shall present fairly in accordance with Mexican GAAP the financial condition of the Company and its Consolidated Subsidiaries as at the end of the relevant Fiscal Year and the results of the operations of the Company and its Consolidated Subsidiaries for such Fiscal Year, reported on by independent accountants of recognized international standing; and

(ii) as soon as available and in any event within 120 days after the end of each Fiscal Year, an English translation of the audited consolidated financial statements of the Company.

(b) The Company will deliver to the Administrative Agent:

(i) as soon as available and in any case within 60 days after the end of each of the first three Fiscal Quarters, unaudited consolidated financial statements for each such quarter period for the Company and its Consolidated Subsidiaries, including therein an unaudited consolidated balance sheet and the related consolidated statements of income prepared in accordance with Mexican GAAP, consistently applied (except as otherwise discussed in the notes to such statements), which financial statements shall present fairly in accordance with Mexican GAAP the financial condition of the Company and its Consolidated Subsidiaries as at the end of the relevant quarter and the results of the operations of the Company and its Consolidated Subsidiaries for such quarter and for the portion of the Fiscal Year then ended except for the absence of complete footnotes and except for normal, recurring year-end accruals and subject to normal year-end adjustments; and

(ii) as soon as available and in any event within 90 days after the end of each of the first three Fiscal Quarters, an English translation of the unaudited quarterly consolidated financial statements of the Company.

(c) Concurrently with the delivery of the financial statements pursuant to paragraphs (a)(i) and (b)(i) above, the Company will deliver to the Administrative Agent a Compliance Certificate, substantially in the form of Exhibit D, signed by a Responsible Officer of the Company.

(d) The Company will furnish to the Administrative Agent, promptly after they are publicly available, copies of all financial statements and financial reports filed by the Company with any Governmental Authority (if such statement or reports are required to be filed for the purpose of being publicly available) or filed with any Mexican or other securities exchange (including the Luxembourg Stock Exchange) and which are publicly available.

(e) The Company will furnish to the Administrative Agent, promptly upon request of the Administrative Agent or any Bank (through the Administrative Agent), such additional information regarding the business, financial or corporate affairs of the Company and its Material Subsidiaries as the Administrative Agent or any Bank may reasonably request.

(f) The Administrative Agent will promptly deliver to each of the Banks copies of the documents provided by the Company pursuant to this Section 6.01.

               6.02 Notice of Default and Litigation. The Company will furnish to the Administrative Agent, not later than five Business Days after the Company obtains knowledge thereof (and the Administrative Agent will notify each Bank thereof):

(a) notice of any Default or Event of Default, signed by a Responsible Officer, describing such Default or Event of Default and the steps that the Company proposes to take in connection therewith;

(b) notice of any litigation, action or proceeding pending or threatened against the Company or any of its Material Subsidiaries before any Governmental Authority, in which there is a probability of success by the plaintiff on the merits and which, if determined adversely to the Company or such Subsidiary, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect;

(c) notice of the modification of any consent, license, approval or authorization referred to in Section 4.01(d); and

(d) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding US$5,000,000.

               6.03 Maintenance of Existence; Conduct of Business.

(a) The Company will, and will cause each of its Material Subsidiaries to (i) maintain in effect its corporate existence and all registrations necessary therefor; (ii) take all reasonable actions to maintain all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations; and (iii) keep all its Property in good working order or condition; provided, however, that this covenant shall not prohibit any transaction by the Company or any of its Material Subsidiaries otherwise permitted under Section 7.03 nor require the Company to maintain any such right, privilege, title to property or franchise or to preserve the corporate existence of any Subsidiary, if the Company shall determine in good faith that the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company or its Material Subsidiaries and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.

(b) The Company will, and will cause its Material Subsidiaries to, continue to engage in business of the same general type as now conducted by the Company and its Material Subsidiaries.

               6.04 Insurance. The Company will, and will cause each of its Material Subsidiaries to, maintain insurance with financially sound, responsible and reputable insurance companies in such amounts and covering such risks as are usually carried by companies of good repute engaged in similar businesses and owning and/or operating properties similar to those owned and/or operated by the Company or such Material Subsidiary, as the case may be, in the same general areas in which the Company or such Material Subsidiary owns and/or operates its properties, provided that the Company and its Material Subsidiaries shall not be required to maintain such insurance if the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect.

               6.05 Maintenance of Governmental Approvals. The Company will maintain in full force and effect all governmental approvals (including any exchange control approvals), consents, licenses and authorizations which may be necessary or appropriate under any applicable law or regulation for the conduct of its business (except that the failure to maintain any such approval, consent, license or authorization could not reasonably be expected to have a Material Adverse Effect) or for the performance of this Agreement and for the validity or enforceability hereof. The Company will file all applications necessary for, and shall use its reasonable best efforts to obtain, any additional authorization as soon as possible after determination that such authorization or approval is required for the Company to perform its obligations hereunder.

6.06 Use of Proceeds. (a) The Company will instruct the Administrative Agent to apply, on or immediately after the Closing Date, the proceeds of the Term Loans to repay in part the Existing Facility.

(b) The Company will use the proceeds of the Revolving Loans for general working capital purposes, including the refinancing of existing Indebtedness.

               6.07 Application of Cash Proceeds from Sales and Other Dispositions. The Company will, and will cause each of its Subsidiaries to, apply 100% of the net cash proceeds received from any sale, conveyance, transfer or Disposition of assets (including from any sale, conveyance, transfer or Disposition resulting from casualty or condemnation, and including any amounts received under any insurance policy representing any insurance payments that have not been and will not be applied in payment for repairs or for the replacement of any Property which has been damaged or destroyed) to (i) the repayment of any Indebtedness then outstanding, (ii) investment in assets relating to the Company’s Core Business, or (iii) any combination thereof.

               6.08 Payment of Obligations. The Company will, and will cause each of its Material Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its Property in respect of any of its franchises, businesses, income or profits before any penalty or interest accrues thereon, and pay all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon its Property, except if the failure to make such payment has no reasonable likelihood of having a Material Adverse Effect or if such charge or claim is being contested in good faith by appropriate provision promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by Mexican GAAP shall have been made therefor.

               6.09 Pari Passu. The Company will cause the Loans to rank pari passu in all respects with all other unsecured and unsubordinated Indebtedness of the Company, except those ranking senior by operation of law (and not by contract or agreement).

               6.10 Compliance with Laws. The Company will, and will cause each of its Material Subsidiaries to, comply in all material respects with all applicable Requirements of Law, including all applicable Environmental Laws and all Requirements of Law relating to social security, including INFONAVIT, IMSS and SAR, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by Mexican GAAP shall have been made therefor.

               6.11 Maintenance of Books and Records.

(a) The Company will, and will cause each of its Mexican Material Subsidiaries to, maintain books, accounts and other records in accordance with Mexican GAAP, and the Company will cause its Material Subsidiaries organized under laws of any other jurisdiction to maintain their books and records in accordance with the generally accepted accounting principles of the applicable jurisdiction.

(b) The Company will, and will cause each Material Subsidiary to, permit representatives of the Administrative Agent to visit and inspect any of their respective properties and to examine their respective corporate, financial and operating books and records, all at such reasonable times during normal business hours and as often as may be reasonably desired upon reasonable advance notice to the Company or such Subsidiary; provided, however, that when an Event of Default exists the Administrative Agent may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

               6.12 Subordination of Indebtedness to Gruma Corp. The Company will cause all Indebtedness of the Company to Gruma Corp. to be at all times subordinated to the Obligations.

               6.13 Further Assurances. The Company will, at its own cost and expense, execute and deliver to the Administrative Agent all such other documents, instruments and agreements and do all such other acts and things as may be reasonably required in the opinion of the Administrative Agent or its counsel, to enable the Administrative Agent or any Bank to exercise and enforce its rights under this Agreement and any Note and to carry out the intent of this Agreement.

ARTICLE VII
NEGATIVE COVENANTS

     The Company covenants and agrees that for so long as any Loan or other Obligation remains unpaid or any Bank has any Commitment hereunder:

               7.01 Negative Pledge. The Company will not, and will not permit any of its Material Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon or with respect to any of its present or future Property, except:

(a) any Lien on any Property (or, in the case of a line of credit secured by inventory or accounts receivable, class of Property) existing on the Closing Date and set forth in Schedule 7.01;

(b) any Lien on any asset securing all or any part of the purchase price of property or assets (including inventories) acquired or any portion of the cost of construction, development, alteration or improvement of any property, facility or asset or Indebtedness incurred or assumed solely for the purpose of financing all or any part of the cost of acquiring or constructing, developing, altering or improving such property, facility or asset, which Lien attached solely to such property, facility or asset during the period that such property, facility or asset was being constructed, developed, altered or improved or concurrently with or within 120 days after the acquisition, construction, development, alteration or improvement thereof;

(c) Liens of a Subsidiary existing prior to the time such Subsidiary became a Subsidiary of the Company which (i) do not secure Indebtedness exceeding the aggregate principal amount of Indebtedness subject to such Lien prior to the time such Subsidiary became a Subsidiary of the Company, (ii) do not attach to any Property other than the Property attached pursuant to such Lien prior to the time such Subsidiary became a Subsidiary of the Company, and (iii) were not created in contemplation of such Subsidiary becoming a Subsidiary of the Company;

(d) any Lien on any Property existing thereon at the time of the acquisition of such Property and not created in connection with or in contemplation of such acquisition;

(e) any Lien on any Property (or, in the case of a line of credit secured by inventory or accounts receivable, class of Property) securing an extension, renewal, refunding or replacement of Indebtedness or a line of credit secured by a Lien referred to in clauses (a), (b), (c) or (d) above, provided that such new Lien is limited to the Property (or, in the case of a line of credit secured by inventory or accounts receivable, class of Property) which was subject to the prior Lien immediately before such extension, renewal, refunding or replacement, and provided that the principal amount of Indebtedness or the amount of the line of credit secured by the prior Lien is not increased immediately before or in contemplation of or in connection with such extension, renewal, refunding or replacement;

(f) any Lien securing taxes, assessments and other governmental charges, the payment of which is not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by Mexican GAAP or, in the case of Material Subsidiaries organized under laws of any other jurisdiction, the applicable GAAP therein, shall have been made;

(g) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(h) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen or the like arising in the ordinary course of business for sums not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by Mexican GAAP or, in the case of Material Subsidiaries organized under the laws of any other jurisdiction, the applicable GAAP therein, shall have been made;

(i) any Lien created by attachment or judgment, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay; and

(j) Liens on accounts receivable or inventories created to secure working capital borrowings not exceeding in the aggregate the greater of (i) US$100,000,000 (or the equivalent in other currencies) or (ii) 15% of the Consolidated Net Worth of the Company, less the amount of any Guaranty Obligations incurred by the Company or any of its Consolidated Subsidiaries for the account of parties other than the Company and its Consolidated Subsidiaries.

               7.02 Investments. The Company will not, and will not permit any of its Material Subsidiaries to, make any Investment, except:

(a) Investments existing on the date hereof;

(b) Investments relating to the Company’s Core Business;

(c) Cash Equivalent Investments;

(d) Investments by the Company in any Subsidiary or by any Material Subsidiary in the Company or in any Subsidiary;

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

(f) Capital Expenditures; and

(g) subject to the limitations set forth in Section 7.06, Guaranty Obligations of the Company and its Material Subsidiaries.

               7.03 Mergers, Consolidations, Sales and Leases. The Company will not merge or consolidate with or into, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless immediately after giving effect to any merger or consolidation:

(a) no Default or Event of Default has occurred and is continuing; and

(b) any corporation formed by any such merger or consolidation with the Company or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall expressly assume in writing the due and punctual payment of the principal of, and interest on all Obligations, according to their terms, and the due and punctual performance of all of the covenants and obligations of the Company under this Agreement by an instrument in form and substance reasonably satisfactory to the Administrative Agent and shall provide an opinion of counsel acceptable to the Administrative Agent, obtained at the Company’s expense, on which the Administrative Agent and the Banks may conclusively rely.

               7.04 Restricted Payments. The Company will not, and will not permit any Subsidiary to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, unless the Company’s Maximum Leverage Ratio was less than 3.50 to 1.00; provided, however, that, notwithstanding this limitation, the Company may only purchase the capital stock of Gimsa if, on the date on which such purchase is made, (A) no Default shall have occurred and be continuing, nor would a Default result from such purchase, and (B) after giving pro forma effect to such purchase, the Company’s Maximum Leverage Ratio would be less than 3.50 to 1:00.

Notwithstanding the foregoing limitation, the Company or any Subsidiary may declare or make the following Restricted Payments:

(a) each Subsidiary may make Restricted Payments to the Company and to wholly-owned Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Company and any Subsidiary and to each other owner of capital stock of such Subsidiary on a pro rata basis based on their relative ownership interests);

(b) the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock of such Person;

(c) each Subsidiary, other than Gimsa, may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

(d) the Company and each Subsidiary may purchase any capital stock otherwise permitted as an Investment pursuant to Section 7.02(e); provided, however, that the Company may only purchase the capital stock of Gimsa if, on the date on which such purchase is made, the Company has complied with clauses (A) and (B) above; and

(e) the Company and Gimsa may each purchase any shares of its own capital stock, provided that, in the event of such purchase, such capital stock is sold by the Company or Gimsa, respectively, within twelve months following the date of acquisition of such capital stock.

               7.05 Limitations on Ability to Prohibit Dividend Payments by Subsidiaries. The Company will not, and will not permit its Material Subsidiaries to, enter into any agreement that, by its terms, expressly prohibits the payment of dividends or other distributions to the Company or the making of loans to the Company, other than in connection with the renewal or extension of any agreement listed in Schedule 5.12 (b); provided that (i) the amount available for borrowing under such agreement is not increased as a result of such renewal or extension and (ii) in connection with any such renewal or extension of an agreement that does not already contain any such prohibition, the Company will not, and will not permit its Material Subsidiaries to, agree to or accept the inclusion of such prohibition.

               7.06 Limitation on Incurrence of Indebtedness by Subsidiaries. The Company will not permit any Consolidated Subsidiary to create, incur, assume or suffer to exist any Indebtedness if, at the time of such incurrence and after giving pro forma effect thereto, the aggregate Indebtedness of all Consolidated Subsidiaries would exceed an amount equal to 25% of the Indebtedness of the Company and its Consolidated Subsidiaries.

               7.07 Transactions with Affiliates. The Company will not, and will not cause or permit any Material Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than are obtainable in a comparable arm’s-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

               7.08 No Subsidiary Guarantees of Certain Indebtedness. Other than in connection with its purchase of corn for its corn flour production or wheat for its wheat flour production, the Company will not permit any of its Material Subsidiaries, directly or indirectly, to guarantee or otherwise become liable or responsible for, in any manner, any Indebtedness of the Company.

               7.09 Interest Coverage Ratio. The Company shall not permit its Interest Coverage Ratio, as determined for any Measurement Period, to be less than 2.50 to 1.00.

               7.10 Maximum Leverage Ratio. The Company shall not on the last day of any Fiscal Quarter permit its Maximum Leverage Ratio to be greater than 3.50 to 1.00.

ARTICLE VIII
EVENTS OF DEFAULT

               8.01 Events of Default. Any of the following event shall constitute an “Event of Default”:

(a) Non-Payment. The Company fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest or any other amount payable hereunder or under any other Loan Document; or

(b) Representation or Warranty. Any representation or warranty by the Company made herein or in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company or any Responsible Officer of the Company, furnished at any time under this Agreement or any other Loan Document, is incorrect in any material respect on or as of the date made; or

(c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in Section 6.02(a), 6.03, 6.05, 6.06, 6.09 or 6.12, fails to perform or observe any term, covenant or agreement contained in Article VII (other than Section 7.05, 7.07 or 7.08) or fails to deliver new Notes in exchange for the existing Notes as provided in Section 2.02(c); or

(d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or in any other Loan Document, and such default continues unremedied for a period of 30 days after the date upon which written notice thereof is given to the Company by the Administrative Agent or any Bank; or

(e) Cross-Default. The Company or any of its Material Subsidiaries (i) fails to make any payment in respect of any Indebtedness (other than Indebtedness hereunder and under the Notes) having an aggregate principal amount of more than US$20,000,000 (or the equivalent in another currency) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity; or

(f) Involuntary Proceedings. (i) A decree or order by a court having jurisdiction has been entered adjudging the Company or any Material Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization or “concurso mercantil” or bankruptcy of the Company or any Material Subsidiary and such decree or order shall have continued undischarged and unstayed for a period of 90 days; or (ii) a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or visitador, conciliador or síndico or trustee or assignee in bankruptcy or insolvency or any other similar official of the Company or any Material Subsidiary or of any substantial part of the Property of the Company or any Material Subsidiary or for the winding up or liquidation of the affairs of the Company or any Material Subsidiary has been entered, and such decree or order has continued undischarged and unstayed for a period of 90 days; or

(g) Voluntary Proceedings. The Company or any Material Subsidiary institutes proceedings to be adjudicated a voluntary bankrupt or consents to the filing of a bankruptcy proceeding against it, or files a petition or answer or consent seeking reorganization or “concurso mercantil” or bankruptcy or consents to the filing of any such petition, or consents to the appointment of a receiver or liquidator or trustee or visitador, conciliador or síndico or assignee in bankruptcy or insolvency or any other similar official of it or any substantial part of its Property; or

(h) Monetary Judgments. One or more judgments, orders, attachments (“embargo”), decrees or arbitration awards are entered against the Company or any of its Material Subsidiaries involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of US$20,000,000 or more (or the equivalent thereof in another currency), and the same shall remain unsatisfied, unvacated or unstayed pending appeal for a period of 90 days after the entry thereof; or

(i) Unenforceability. This Agreement or any of the Notes for any reason ceases to be in full force and effect in accordance with its respective terms or the binding effect or enforceability thereof is contested by the Company, or the Company denies that it has any further liability or obligation hereunder or thereunder or in respect hereof or thereof; or

(j) Expropriation. The Mexican government or an agency or instrumentality thereof nationalizes, seizes or expropriates all or a substantial portion of the assets of the Company and its Subsidiaries, taken as a whole, or of the common stock of the Company, or the Mexican government or an agency or instrumentality thereof assumes control of the business and operations of the Company and its Subsidiaries, taken as a whole; or

(k) Change of Control. Mr. Roberto Gonzalez Barrera and his family members (including his spouse, siblings and other lineal descendants, estates and heirs, or any trust or other investment vehicle for the primary benefit of any such Person or their respective family members or heirs) fail to elect the majority of the Board of Directors of the Company.

               8.02 Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks, take any or all of the following actions:

(a) declare the Commitment of each Bank to be terminated, whereupon such Commitments shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other Obligations owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

(c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

     provided, however, that upon the occurrence of any event specified in Section 8.01(f) or (g), the Commitment of each Bank shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other Obligations shall automatically become due and payable without further act of the Administrative Agent or any Bank.

     After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Banks (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

     Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Banks in proportion to the respective amounts described in this clause Third payable to them;

     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Banks in proportion to the respective amounts described in this clause Fourth held by them; and

     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

               8.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE IX
THE ADMINISTRATIVE AGENT

               9.01 Appointment and Authorization. Each Bank hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank or any Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

               9.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

               9.03 Liability of Administrative Agent. Neither the Administrative Agent nor any of its Affiliates, officers, directors, employees, agents or attorneys-in-fact shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any Bank or any Participant for any recital, statement, representation or warranty made by the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Bank or any Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of its Subsidiaries.

               9.04 Reliance by Administrative Agent.

(a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks (or such greater number of Banks as may be expressly required hereby) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

(b) For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank unless the Administrative Agent shall have received notice from such Bank prior to the proposed Closing Date specifying its objection thereto.

               9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

               9.06 Credit Decision. Each Bank acknowledges that neither the Administrative Agent nor any of its Affiliates, officers, directors, employees, agents or attorneys-in-fact have made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank as to any matter, including whether the Administrative Agent has disclosed material information in its possession. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Administrative Agent or any of its Affiliates, officers, directors, employees, agents or attorneys-in-fact.

               9.07 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Administrative Agent (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, and hold the Administrative Agent harmless from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Administrative Agent of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section 9.07 shall survive the payment of all other Obligations and the resignation of the Administrative Agent.

               9.08 Administrative Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and any of the Company’s Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Company or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Bank” and “Banks” include Bank of America in its individual capacity.

               9.09 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Banks. If the Administrative Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be subject to the prior approval of the Company at all times other than during the existence of an Event of Default (which consent of the Company shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

               9.10 The Lead Arranger and Arrangers. The Lead Arranger and the Arrangers, in such capacities, shall have no right, power, obligation, liability, responsibility or duty under this Agreement other than the right to indemnity under Section 10.05 and the right to costs and expenses under Section 10.04. Each Bank acknowledges that it has not relied, and will not rely, on the Lead Arranger or any Arranger in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE X
MISCELLANEOUS

               10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks and the Company and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment or consent shall, unless signed by all the Banks and the Company and acknowledged by the Administrative Agent, do any of the following:

(a) except as specifically provided herein, increase or extend the Term Commitment or the Revolving Commitment of any Bank (or reinstate any Term Commitment terminated or reduced pursuant to Section 2.06(a) or Section 8.02(a) or any Revolving Commitment terminated or reduced pursuant to Section 2.06(b) or (c) or Section 8.02(a));

(b) postpone or delay any date fixed by this Agreement or any Note for any payment of principal, interest, fees or other amounts hereunder or under any other Loan Document or any scheduled reduction of the Revolving Commitments;

(c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

(d) waive any condition set forth in Section 4.01;

(e) change the definition of “Majority Banks” or any other provision of this Agreement specifying the percentage of Commitments or the percentage or number of Banks required to amend, waive or otherwise modify any rights hereunder or make any determination or take any action hereunder;

(f) amend this Section 10.01(a); and

(g) change or modify Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

10.02 Notices.

(a) Except as otherwise expressly provided herein, all notices, requests, demands or other communications to or upon any party hereunder shall be in English and in writing (including facsimile transmission and, subject to paragraph (c) below, electronic mail) and shall be mailed by an internationally recognized overnight courier service, transmitted by facsimile or electronic mail or delivered by hand to such party: (i) in the case of the Company or the Administrative Agent, at its address, facsimile number or electronic mail address set forth on the signature pages hereof or at such other address, facsimile number or electronic mail address as such party may designate by notice to the other parties hereto and (ii) in the case of any Bank, at its address, facsimile number or electronic mail address set forth in the Administrative Questionnaire or at such other address, facsimile number or electronic mail address as such Bank may designate by notice to the Company and the Administrative Agent.

(b) Unless otherwise expressly provided for herein, each such notice, request, demand or other communication shall be effective upon the earlier to occur of (i) actual receipt and (ii) (A) if sent by overnight courier service or delivered by hand, when signed for by or on behalf of the party to whom such notice is directed, (B) if given by facsimile, when transmitted to the facsimile number specified pursuant to paragraph (a) above and confirmation of receipt of a legible copy is received by telephone, return facsimile or electronic mail, or (C) if given by any other means, when delivered at the address specified pursuant to paragraph (a) above; provided, however, that notices to the Administrative Agent under Article II, III or X shall not be effective until received. Delivery by any Bank by facsimile transmission of an executed counterpart of any amendment or waiver or any provision of this Agreement or the Notes or any other Loan Document to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof

(c) Electronic mail and internet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Transaction Documents for execution by the parties thereto, and may not be used for any other purpose.

(d) Any agreement of the Administrative Agent and the Banks herein to receive certain notices by telephone, facsimile transmission or electronic mail is solely for the convenience and at the request of the Company. The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person that according to the books and records of the Administrative Agent is a Person authorized by the Company to give such notice and the Administrative Agent and the Banks shall not have any liability to the Company or any other Person on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic, facsimile or electronic mail notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Banks to receive written confirmation of any telephonic, facsimile or electronic mail notice or the receipt by the Administrative Agent and the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent and the Banks to be contained in the telephonic, facsimile or electronic mail notice.

               10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

               10.04 Costs and Expenses. The Company agrees:

(a) to pay or reimburse the Administrative Agent (i) upon demand for all reasonable and documented costs and expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of the Loan Documents (whether or not consummated) and (ii) within five Business Days after demand for all reasonable and documented costs and expenses incurred by the Administrative Agent in connection with any amendment, supplement, waiver or modification requested by the Company (in each case, whether or not consummated) to this Agreement or any other Loan Document, including reasonable Attorney Costs incurred by the Administrative Agent with respect thereto; and

(b) to pay or reimburse the Administrative Agent and each Bank within five Business Days after demand for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any “workout” or restructuring regarding the Loans, and including in any insolvency or bankruptcy proceeding involving the Company).

               10.05 Indemnification by the Company. Whether or not the transactions contemplated hereby are consummated, the Company agrees to indemnify and hold harmless the Administrative Agent, the Lead Arranger, each Arranger, each Bank and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against (a) any and all direct, punitive and consequential damages, claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Bank) relating, directly or indirectly, to a claim, demand, action or cause of action that such Person asserts or may assert against the Company or any of its respective officers or directors; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation of the Administrative Agent or the replacement of any Bank) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, the Commitments, the use or contemplated use of the proceeds of any Loan, or the relationship of the Administrative Agent and the Banks under this Agreement or any other Loan Document; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in clause (a) or (b) above; and (d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses

(including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee, provided that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 10.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section 10.05 shall survive the termination of the Commitments and repayment of all Obligations.

               10.06 Payments Set Aside. To the extent that the Company makes a payment to the Administrative Agent or any Bank, or the Administrative Agent or any Bank exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any insolvency, “concurso mercantil” or bankruptcy proceeding involving the Company or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

               10.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank (and any attempted assignment or transfer by the Company without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

               10.08 Assignments, Participations, Etc.

(a) Any Bank may, with the written consent of the Company and the Administrative Agent, which consents shall not be unreasonably withheld and which consent of the Company shall not be required if a Default or Event of Default shall have occurred and be continuing (it being understood (x) that any resulting obligation to pay increased costs or reserves pursuant to Section 3.01, 3.04 or 3.07 as of the date of any assignment would justify the Company’s refusal to consent thereto and (y) that the consent of the Company will be deemed given unless the Company replies in writing to any request for consent within five Business Days after actual receipt of such request), and, if demanded by the Company pursuant to Section 3.10(b) shall, at any time assign to one or more banks or other financial institutions (i) registered with the Ministry of Finance for purposes of Articles 179, 195, 196 and 197 of the Mexican Income Tax Law and (ii) resident (or having its principal office as a resident, if lending through a branch or agency) for tax purposes in a jurisdiction (or a branch or agency of a financial institution that is a resident of a jurisdiction) that is party to an income tax treaty to avoid double taxation with Mexico on the date of such assignment (provided, however, that no written consent of the Company or the Administrative Agent shall be required in connection with any assignment by a Bank to an Affiliate of the assigning Bank so long as the Company shall not be required to pay any further amounts pursuant to Section 3.01, 3.04 or 3.07 than would have been required to be paid but for such assignment) (each an “Assignee”) all or any part of its Term Loan and its Revolving Commitment and the other rights and obligations of such Bank hereunder, in a minimum amount of US$1,000,000 (it being understood that no Bank may assign all or any part of its Term Loan without concurrently therewith assigning all or a proportionate part of its Revolving Commitment and Revolving Loans and vice versa); provided, however, that the Company and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by the assigning Bank and the Assignee; (ii) the assigning Bank and its Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance in the form of Exhibit E (“Assignment and Acceptance”), together with any Note subject to such assignment; and (iii) the assigning Bank or the Assignee has paid to the Administrative Agent a processing fee in the amount of US$3,500.

(b) From and after the date that the Administrative Agent notifies the assigning Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assigning Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

(c) The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Administrative Agent’s Payment Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Company, the

Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

(d) Within ten Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee (and provided that it consents to such assignment in accordance with Section 10.08(a)), the Company shall execute and deliver to the Administrative Agent a new Term Note and a new Revolving Note in the amount of such Assignee’s assigned Term Loan and Revolving Commitment, respectively and, if the assigning Bank has retained a portion of its Term Loan and Revolving Commitment, replacement Notes for the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by the assigning Bank). Immediately upon each Assignee’s making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Loans and Commitments arising therefrom.

(e) Any Bank (the “originating Bank”) may at any time sell to one or more commercial banks or other Persons (a “Participant”) participating interests in all or any part of its Loans; provided, however, that (i) the originating Bank’s obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Administrative Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank’s rights and obligations under this Agreement and the other Loan Documents and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 10.01. In the case of any such participation, the Bank selling such participation shall be entitled to agree to pay over to the Participant any amounts paid to such Bank pursuant to Sections 3.01 and 3.04, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement, provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant or (ii) reduce the principal, interest, fees or other amounts payable to such Participant. Subject to paragraph (f) of this Section 10.08, the Company agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to paragraph (a) of this Section 10.08. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.10 as though it were a Bank, provided such Participant agrees to be subject to Section 2.13 as though it were a Bank.

(f) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent.

(g) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank, provided that no such pledge or assignment shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

(h) If the consent of the Company to an assignment or to an Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in Section 10.08(a)), the Company shall be deemed to have given its consent five Business Days after the date notice thereof has been actually received by the Company unless such consent is expressly refused by the Company prior to such fifth Business Day.

               10.09 Confidentiality. Each of the Administrative Agent and the Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’, directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Company; (g) with the consent of the Company; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Bank on a nonconfidential basis from a source other than the Company. In addition, the Administrative Agent and the Banks may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Banks in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Loans. For the purposes of this Section, “Information” means all information received from the Company relating to the Company its business, other than any such information that is available to the Administrative Agent or any Bank on a nonconfidential basis prior to disclosure by the Company; provided that, in the case of information received from a Bank after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

               10.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final in any currency, matured or unmatured) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

               10.11 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Administrative Agent in writing of any changes in the address to which notices to such Bank should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

               10.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

               10.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

               10.14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

               10.15 Consent to Jurisdiction; Waiver of Jury Trial.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, in any action or proceeding arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby, to the jurisdiction of (i) any New

York State or federal court sitting in New York City and any appellate court thereof and (ii), solely with respect to any action or proceeding brought against it as a defendant, the competent courts of its corporate domicile. For purposes of clause (ii) above, the Company declares that its corporate domicile is Garza García, Nuevo León.

(b) Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of its place of residence or domicile.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE BANKS OR THE COMPANY RELATING THERETO.

(d) The Company hereby irrevocably appoints CT Corporation System (the “Process Agent”), with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on behalf of the company service of the summons and complaint and any other process which may be served in any action or proceeding brought in any New York state or federal court sitting in New York City. Such service may be made by mailing or delivering a copy of such process to the Company, in care of the process agent at the address specified above for such Process Agent, and the Company hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Such appointment shall be contained in a notarial instrument which complies with the 1940 Protocol on Uniformity of Powers of Attorney to be utilized abroad as ratified by the United States and Mexico.

(e) Final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               10.16 Waiver of Immunity. The Company acknowledges that the execution and performance of this Agreement and each other Loan Document is a commercial activity and to the extent that the Company has or hereafter may acquire any immunity from any legal action, suit or proceedings, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property or assets, whether or not held for its own account, the Company hereby irrevocably and unconditionally waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement or any other Loan Document.

               10.17 Payment in Dollars; Judgment Currency.

(a) All payments by the Company to the Administrative Agent hereunder shall be made in Dollars and in immediately available funds and in such funds as are customary at the time for the settlement of international transactions.

(b) If for the purposes of obtaining judgment against the Company with respect to its obligations under this Agreement or the Notes in any court it is necessary to convert a sum due under this Agreement in Dollars into another currency (the “Other Currency”), the Company agrees, to the fullest extent permitted by applicable law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with the Other Currency on the business day preceding that on which final judgment is given.

(c) The obligation of the Company in respect of any sum due under this Agreement or any Note shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Other Currency the Administrative Agent may in accordance with normal banking procedures purchase Dollars with the Other Currency; if the amount of Dollars so purchased is less than the sum originally due to the Administrative Agent in Dollars, the Company hereby agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent and the Banks against such loss.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

GRUMA, S.A. de C.V.

By:
Title:

By:
Title:

Address for Notices

GRUMA, S.A. de C.V.
Calzada del Valle Ote 407,
San Pedro Garza Garcia
Nuevo Leon, 662260
Mexico
Attention: Eduardo Villegas
Telephone: 52 81 8399 3339
Facsimile: 52 81 8399 3358

S-1

          THIS PAGE IS A SIGNATURE PAGE FOR THE LOAN AGREEMENT, DATED AS OF DECEMBER 18, 2002, AMONG GRUMA, S.A. DE C.V., AS BORROWER, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, THE SEVERAL LENDERS NAMED HEREIN, BANC OF AMERICA SECURITIES LLC, AS LEAD ARRANGER AND SOLE BOOK MANAGER, AND ABN AMRO, BNP PARIBAS, CITI GROUP, RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, SCOTIABANK INVERLAT, S.A, AND SOCIETE GENERALE, AS ARRANGERS.

BANK OF AMERICA, N.A.,
as Administrative Agent

By:

Title:

Address for Notices

Bank of America, N.A.
1455 Market Street
CA5-701-05-19
San Francisco, California 94013
Attention:	Ira Chin
Telephone:	415 436 2612
Facsimile:	415 503 5114

Address to Send Copies of Notices of Borrowing
and Notices of Conversation/Continuation:

Bank of America, N.A.
1850 Gateway Boulevard
CA4-706-05-09
Concord, CA 94520
Attention:	Kristine Kelleher,
Agency Services West
Telephone:	925 675 8373
Facsimile:	415 323 9205

Payment Office

Bank of America, N.A.
ABA No.:	111000012
Credit Account:	3750836479
Ref.:	Gruma
Attention: Credit Services West #5596

2

          THIS PAGE IS A SIGNATURE PAGE FOR THE LOAN AGREEMENT, DATED AS OF DECEMBER 18, 2002, AMONG GRUMA, S.A. DE C.V., AS BORROWER, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, THE SEVERAL LENDERS NAMED HEREIN, BANC OF AMERICA SECURITIES LLC, AS LEAD ARRANGER AND SOLE BOOK MANAGER, AND ABN AMRO, BNP PARIBAS, CITI GROUP, RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, SCOTIABANK INVERLAT, S.A, AND SOCIETE GENERALE, AS ARRANGERS.

BANC OF AMERICA SECURITIES, LLC,
as Lead Arranger and Sole Book Manager

By:
Title:

3

          THIS PAGE IS A SIGNATURE PAGE FOR THE LOAN AGREEMENT, DATED AS OF DECEMBER 18, 2002, AMONG GRUMA, S.A. DE C.V., AS BORROWER, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, THE SEVERAL LENDERS NAMED HEREIN, BANC OF AMERICA SECURITIES LLC, AS LEAD ARRANGER AND SOLE BOOK MANAGER, AND ABN AMRO, BNP PARIBAS, CITI GROUP, RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, SCOTIABANK INVERLAT, S.A, AND SOCIETE GENERALE, AS ARRANGERS.

ABN AMRO BANK, N.V.

By:
Title:

4

          THIS PAGE IS A SIGNATURE PAGE FOR THE LOAN AGREEMENT, DATED AS OF DECEMBER 18, 2002, AMONG GRUMA, S.A. DE C.V., AS BORROWER, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, THE SEVERAL LENDERS NAMED HEREIN, BANC OF AMERICA SECURITIES LLC, AS LEAD ARRANGER AND SOLE BOOK MANAGER, AND ABN AMRO, BNP PARIBAS, CITI GROUP, RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, SCOTIABANK INVERLAT, S.A, AND SOCIETE GENERALE, AS ARRANGERS.

BANK OF AMERICA, N.A.

By:
Title:

5

          THIS PAGE IS A SIGNATURE PAGE FOR THE LOAN AGREEMENT, DATED AS OF DECEMBER 18, 2002, AMONG GRUMA, S.A. DE C.V., AS BORROWER, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, THE SEVERAL LENDERS NAMED HEREIN, BANC OF AMERICA SECURITIES LLC, AS LEAD ARRANGER AND SOLE BOOK MANAGER, AND ABN AMRO, BNP PARIBAS, CITI GROUP, RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, SCOTIABANK INVERLAT, S.A, AND SOCIETE GENERALE, AS ARRANGERS.

BANKBOSTON N.A.

By:
Title:

6

          THIS PAGE IS A SIGNATURE PAGE FOR THE LOAN AGREEMENT, DATED AS OF DECEMBER 18, 2002, AMONG GRUMA, S.A. DE C.V., AS BORROWER, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, THE SEVERAL LENDERS NAMED HEREIN, BANC OF AMERICA SECURITIES LLC, AS LEAD ARRANGER AND SOLE BOOK MANAGER, AND ABN AMRO, BNP PARIBAS, CITI GROUP, RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, SCOTIABANK INVERLAT, S.A, AND SOCIETE GENERALE, AS ARRANGERS.

BANK OF MONTREAL

By:
Title:

7

          THIS PAGE IS A SIGNATURE PAGE FOR THE LOAN AGREEMENT, DATED AS OF DECEMBER 18, 2002, AMONG GRUMA, S.A. DE C.V., AS BORROWER, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, THE SEVERAL LENDERS NAMED HEREIN, BANC OF AMERICA SECURITIES LLC, AS LEAD ARRANGER AND SOLE BOOK MANAGER, AND ABN AMRO, BNP PARIBAS, CITI GROUP, RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, SCOTIABANK INVERLAT, S.A, AND SOCIETE GENERALE, AS ARRANGERS.

BANK ONE, NATIONAL ASSOCIATION

By:
Title:

8

          THIS PAGE IS A SIGNATURE PAGE FOR THE LOAN AGREEMENT, DATED AS OF DECEMBER 18, 2002, AMONG GRUMA, S.A. DE C.V., AS BORROWER, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, THE SEVERAL LENDERS NAMED HEREIN, BANC OF AMERICA SECURITIES LLC, AS LEAD ARRANGER AND SOLE BOOK MANAGER, AND ABN AMRO, BNP PARIBAS, CITI GROUP, RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, SCOTIABANK INVERLAT, S.A, AND SOCIETE GENERALE, AS ARRANGERS.

BBVA BANCOMER, S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BBVA BANCOMER (GRAND CAYMAN BRANCH)

By:
Title: David Powell Finneran, Director Generale Adjunto Banca Corporativa

By:
Title: Carlos Velazquez Thierry, Director Banca Corporativa

9

          THIS PAGE IS A SIGNATURE PAGE FOR THE LOAN AGREEMENT, DATED AS OF DECEMBER 18, 2002, AMONG GRUMA, S.A. DE C.V., AS BORROWER, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, THE SEVERAL LENDERS NAMED HEREIN, BANC OF AMERICA SECURITIES LLC, AS LEAD ARRANGER AND SOLE BOOK MANAGER, AND ABN AMRO, BNP PARIBAS, CITI GROUP, RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, SCOTIABANK INVERLAT, S.A, AND SOCIETE GENERALE, AS ARRANGERS.

BNP PARIBAS,
PANAMA BRANCH

By:
Title:

10

          THIS PAGE IS A SIGNATURE PAGE FOR THE LOAN AGREEMENT, DATED AS OF DECEMBER 18, 2002, AMONG GRUMA, S.A. DE C.V., AS BORROWER, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, THE SEVERAL LENDERS NAMED HEREIN, BANC OF AMERICA SECURITIES LLC, AS LEAD ARRANGER AND SOLE BOOK MANAGER, AND ABN AMRO, BNP PARIBAS, CITI GROUP, RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, SCOTIABANK INVERLAT, S.A, AND SOCIETE GENERALE, AS ARRANGERS.

ABN AMRRO,

By:
Title:

11

          THIS PAGE IS A SIGNATURE PAGE FOR THE LOAN AGREEMENT, DATED AS OF DECEMBER 18, 2002, AMONG GRUMA, S.A. DE C.V., AS BORROWER, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, THE SEVERAL LENDERS NAMED HEREIN, BANC OF AMERICA SECURITIES LLC, AS LEAD ARRANGER AND SOLE BOOK MANAGER, AND ABN AMRO, BNP PARIBAS, CITI GROUP, RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, SCOTIABANK INVERLAT, S.A, AND SOCIETE GENERALE, AS ARRANGERS.

CALIFORNIA COMMERCE BANK

By:
Title:

12

          THIS PAGE IS A SIGNATURE PAGE FOR THE LOAN AGREEMENT, DATED AS OF DECEMBER 18, 2002, AMONG GRUMA, S.A. DE C.V., AS BORROWER, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, THE SEVERAL LENDERS NAMED HEREIN, BANC OF AMERICA SECURITIES LLC, AS LEAD ARRANGER AND SOLE BOOK MANAGER, AND ABN AMRO, BNP PARIBAS, CITI GROUP, RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, SCOTIABANK INVERLAT, S.A, AND SOCIETE GENERALE, AS ARRANGERS.

COMERICA BANK

By:
Title:

13

          THIS PAGE IS A SIGNATURE PAGE FOR THE LOAN AGREEMENT, DATED AS OF DECEMBER 18, 2002, AMONG GRUMA, S.A. DE C.V., AS BORROWER, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, THE SEVERAL LENDERS NAMED HEREIN, BANC OF AMERICA SECURITIES LLC, AS LEAD ARRANGER AND SOLE BOOK MANAGER, AND ABN AMRO, BNP PARIBAS, CITI GROUP, RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, SCOTIABANK INVERLAT, S.A, AND SOCIETE GENERALE, AS ARRANGERS.

LANDESBANK SCHLESWIG-HOLSTEIN GIROZENTRALE

By:
Title:

14

          THIS PAGE IS A SIGNATURE PAGE FOR THE LOAN AGREEMENT, DATED AS OF DECEMBER 18, 2002, AMONG GRUMA, S.A. DE C.V., AS BORROWER, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, THE SEVERAL LENDERS NAMED HEREIN, BANC OF AMERICA SECURITIES LLC, AS LEAD ARRANGER AND SOLE BOOK MANAGER, AND ABN AMRO, BNP PARIBAS, CITI GROUP, RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, SCOTIABANK INVERLAT, S.A, AND SOCIETE GENERALE, AS ARRANGERS.

COOPERATIEVE CENTRALE RAIFFEISEN-
BOERENLEENBANK B.A. “RABOBANK
INTERNATIONAL”, NEW YORK BRANCH

By:
Title:

By:
Title:

15

          THIS PAGE IS A SIGNATURE PAGE FOR THE LOAN AGREEMENT, DATED AS OF DECEMBER 18, 2002, AMONG GRUMA, S.A. DE C.V., AS BORROWER, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, THE SEVERAL LENDERS NAMED HEREIN, BANC OF AMERICA SECURITIES LLC, AS LEAD ARRANGER AND SOLE BOOK MANAGER, AND ABN AMRO, BNP PARIBAS, CITI GROUP, RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, SCOTIABANK INVERLAT, S.A, AND SOCIETE GENERALE, AS ARRANGERS.

THE BANK OF NOVA SCOTIA

By:
Title:

16

          THIS PAGE IS A SIGNATURE PAGE FOR THE LOAN AGREEMENT, DATED AS OF DECEMBER 18, 2002, AMONG GRUMA, S.A. DE C.V., AS BORROWER, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, THE SEVERAL LENDERS NAMED HEREIN, BANC OF AMERICA SECURITIES LLC, AS LEAD ARRANGER AND SOLE BOOK MANAGER, AND ABN AMRO, BNP PARIBAS, CITI GROUP, RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, SCOTIABANK INVERLAT, S.A, AND SOCIETE GENERALE, AS ARRANGERS.

SOCIETE GENERALE, NEW YORK BRANCH

By:
Title:

17

          THIS PAGE IS A SIGNATURE PAGE FOR THE LOAN AGREEMENT, DATED AS OF DECEMBER 18, 2002, AMONG GRUMA, S.A. DE C.V., AS BORROWER, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, THE SEVERAL LENDERS NAMED HEREIN, BANC OF AMERICA SECURITIES LLC, AS LEAD ARRANGER AND SOLE BOOK MANAGER, AND ABN AMRO, BNP PARIBAS, CITI GROUP, RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, SCOTIABANK INVERLAT, S.A, AND SOCIETE GENERALE, AS ARRANGERS.

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Title:

18

          THIS PAGE IS A SIGNATURE PAGE FOR THE LOAN AGREEMENT, DATED AS OF DECEMBER 18, 2002, AMONG GRUMA, S.A. DE C.V., AS BORROWER, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, THE SEVERAL LENDERS NAMED HEREIN, BANC OF AMERICA SECURITIES LLC, AS LEAD ARRANGER AND SOLE BOOK MANAGER, AND ABN AMRO, BNP PARIBAS, CITI GROUP, RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, SCOTIABANK INVERLAT, S.A, AND SOCIETE GENERALE, AS ARRANGERS.

WESTLB AG, NEW YORK BRANCH

By:
Title:

By:
Title:

19

Schedule 1.01

Commitments; Pro Rata Shares

		Revolver	Term
Banks	Total Commitments	Commitment	Commitment	Percentage

BANK OF AMERICA, N.A	$29,285,716.00	$9,761,905.33	$19,523,810.67	9.761905333%
ABN AMRO BANK, N.V	$29,285,714.00	$9,761,904.67	$19,523,809.33	9.761904667%
COOPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, NEW YORK BRANCH	$29,285,714.00	$9,761,904.67	$19,523,809.33	9.761904667%
SOCIETE GENERALE	$29,285,714.00	$9,761,904.67	$19,523,809.33	9.761904667%
THE BANK OF NOVA SCOTIA	$29,285,714.00	$9,761,904.67	$19,523,809.33	9.761904667%
CITIBANK, N.A	$21,875,000.00	$7,291,666.67	$14,583,333.33	7.291666667%
CALIFORNIA COMMERCE BANK	$7,410,714.00	$2,470,238.00	$4,940,476.00	2.470238000%
BNP PARIBAS PANAMA BRANCH	$29,285,714.00	$9,761,904.67	$19,523,809.33	9.761904667%
BBVA BANCOMER, S.A. INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BBVA BANCOMER (GRAND CAYMAN BRANCH)	$15,000,000.00	$5,000,000.00	$10,000,000.00	5.000000000%
BANK OF MONTREAL	$20,000,000.00	$6,666,666.67	$13,333,333.33	6.666666667%
BANK BOSTON, N.A	$10,000,000.00	$3,333,333.33	$6,666,666.67	3.333333333%
BANK ONE, NATIONAL ASSOCIATION	$10,000,000.00	$3,333,333.33	$6,666,666.67	3.333333333%
COMERICA BANK	$10,000,000.00	$3,333,333.33	$6,666,666.67	3.333333333%
LANDESBANK SCHLESWIG-HOLSTEIN, NEW YORK BRANCH	$10,000,000.00	$3,333,333.33	$6,666,666.67	3.333333333%
WACHOVIA BANK, NATIONAL ASSOCIATION	$10,000,000.00	$3,333,333.33	$6,666,666.67	3.333333333%
WESTLB AG, NEW YORK BRANCH	$10,000,000.00	$3,333,333.33	$6,666,666.67	3.333333333%

	$300,000,000.00	$100,000,000.00	$200,000,000.00	100.000000000%

1

Schedule 5.05

Pending Litigation

I. StarLink Litigation

StarLink is a genetically modified variety of yellow corn created by Aventis CropScience USA Holding, Inc. (“Aventis”) and sold primarily through its licensee, Advanta USA Corp. or Garst Seed Company (“Garst”). StarLink was designed to be resistant to the European Corn Borer. Aventis first obtained the approval of the Environmental Protection Agency (“EPA”) to sell StarLink on May 12, 1998. This registration limited the use of StarLink corn to animal feed and other non-industrial uses. This limitation arose out of the EPA’s concern over the possibility that the ‘Cry9C’ protein contained in StarLink might be a human allergen. The EPA required Aventis to undertake a management program designed to prevent the entry of StarLink corn into the human food supply. On September 18, 2000, a public interest organization, Friends of the Earth, announced that it had detected traces of the DNA of the ‘Cry9C’ protein in Kraft Foods, Inc.’s “Taco Bell Home Originals” sold at supermarkets. Following this announcement, Azteca Milling, Gruma Corp.’s 80% owned corn flour milling subsidiary, immediately ceased the milling of yellow corn in its Plainview, Texas mill because StarLink corn is a yellow corn and Plainview, Texas was suspected to be the involved location in the flour used in Kraft’s taco shells. Azteca Milling thereafter conducted tests on its inventory for StarLink’s presence. Because these tests did not rule out the possibility of StarLink being present in its yellow corn flour, Azteca Milling initiated a voluntary recall of its yellow corn flour and Mission Foods likewise initiated a voluntary recall of all of its yellow corn products. As a result, both Azteca Milling and Mission Foods discontinued selling any yellow corn products for a period of time.

Shortly after the September 18, 2000 media announcement, Azteca Milling, Mission Foods and other unaffiliated companies were named in certain consumer lawsuits. In general, these lawsuits allege the purchase and consumption of yellow corn products possibly containing StarLink corn. Further, the lawsuits generally seek unspecified damages arising out of the consumers’ purchase and consumption of such products including, but not limited to, a return of the purchase price for such products to the consumers. Each of these cases was filed as a putative class action. Certain of the cases involve allegations of personal injuries arising out of the alleged consumption of yellow corn products possibly containing StarLink corn. Plaintiffs and defendants in all of these cases reached a settlement, and the settlement has been approved by the U.S. District Court for the Northern District of Illinois. Several intervenors are attempting to appeal the settlement approval order. A third party has assumed full liability for these consumer lawsuits.

Taco Bell Corporation, its franchisees, and its parent company, have made claims against Gruma and Aventis CropScience USA, Inc. and its affiliates, and Advanta, USA, Inc., alleging that they lost sales and profits because of consumer fears that their products

2

contained StarLink. One lawsuit has been dismissed without prejudice. Currently, there are three lawsuits pending. Gruma’s insurance carrier has accepted coverage for these claims, but the amounts sought are as yet unspecified.

II.     Antitrust Lawsuits

Eighteen manufacturers of tortillas and other processed food products have brought three related antitrust lawsuits against Gruma Corp., Azteca Milling, and other unrelated companies. The plaintiffs allege that the defendants, including Gruma Corp. and Azteca Milling, conspired with retailers to restrain trade in the retail sale of tortillas in Texas, California, Arizona and Michigan, used market power to exclude plaintiffs from the retail tortilla market, and otherwise competed unfairly. The plaintiffs seek damages, including treble damages, “greatly in excess of $1 million per Plaintiff,” as well as injunctive relief. Gruma Corp. and Azteca Milling deny these allegations and are vigorously defending these lawsuits. All three lawsuits have been taken off the docket, pending discussions between the parties as to arbitration of the disputes.

III. Mexican Tax Claim

The Mexican tax authorities have disallowed certain deductions Gruma took for income tax purposes, the effect of which on the computation of prior years’ taxable income amounted to Ps.32 million. The authorities are also claiming Gruma owes related surcharges and penalties. Gruma has brought a proceeding for annulment of such disallowance notice and are vigorously defending the claim.

3

Schedule 5.12 (a)

List of Material Subsidiaries

Gruma Corporation

Grupo Industrial Maseca, S.A. de C.V.

Molinos Nacionales, C.A.

Molinera de México, S.A. de C.V.

Gruma Centro América, S.A.

4

Schedule 5.12 (b)

List of Material Subsidiary Agreements containing Dividends
Restrictions

TOTAL AMOUNT OF THE
COMPANY	AGREEMENT	FACILITIES
Gruma Corporation	Leases with Philip Morris
	Capital Corporation	US$53’122,000.00
Gruma Corporation	IDB’s	US$10’535,000.00
Gruma Corporation	Rabobank Syndication
	Facility	US$70’000,000.00
Gruma Corporation	Private placement with John
	Hancock	US$18’712,000.00
Gruma Corporation	Lease with GE Capital	US$22’145,000.00

5

Schedule 7.01

Existing Liens

COMPANY	AGREEMENT	LIEN

Gruma Corporation	Capital Lease with Philip	Rancho Cucamonga
	Morris Capital Corporation	Building, Land, Equipments

Gruma Corporation	Lease with Philip Morris	Evansville Equipment
Capital Corporation

Gruma Corporation	GE Lease	Rancho Equipment

6

EXHIBIT A

FORM OF NOTICE OF BORROWING

December    , 2002

Bank of America, N.A.,
as Administrative Agent for the Banks
    party to the Loan Agreement
    referred to below
1455 Market Street, 12th Floor
San Francisco, CA 94103
Attention: Ira Chin
Facsimile: 415-503-5114

Re:	Loan Agreement, dated as of December , 2002 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among GRUMA, S.A. de C.V., as borrower (the “Company”), the Banks party thereto, Bank of America, N.A., as Administrative Agent, and Banc of America Securities LLC, as Lead Arranger and Sole Book Manager

Ladies and Gentlemen:

     The undersigned, GRUMA, S.A. de C.V., refers to the Loan Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Loan Agreement, of the Borrowing specified herein:

(1)	The Business Day of the proposed Borrowing is .

(2)	The aggregate amount of the proposed Borrowing of Term Loans is US$[ ].

and/or

(2)	The aggregate amount of the proposed Borrowing of Revolving Loans is US$[ ].

(3)	The proposed Borrowing shall be made as [LIBOR Loans having an Interest Period of month[s]] [Base Rate Loans].

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a)	The representations and warranties of the undersigned contained in Article V of the Loan Agreement are true and correct in all material respects; and

(b)	No Default or Event of Default has occurred and is continuing, or would result from the proposed Borrowing.

     Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

Amount to be	Person to be Paid

Transferred	Name	ABA No.	Account No.	Account Name, Address, etc.

$

Attention:

$

Attention:

     The Company has caused this Notice of Borrowing to be executed and delivered, and the certification and warranties to be made, by its duly Responsible Officer this                day of             .

GRUMA, S.A. DE C.V.

By:

Title:

A-2

EXHIBIT B

FORM OF NOTICE OF CONTINUATION/CONVERSION

December    , 2002

Bank of America, N.A.,
as Administrative Agent for the Banks
    party to the Loan Agreement
    referred to below
1455 Market Street, 12th Floor
San Francisco, CA 94103
Attention: Ira Chin
Facsimile: 415-503-5114

Re:	Loan Agreement, dated as of December , 2002 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among GRUMA, S.A. de C.V., as borrower (the “Company”), the Banks party thereto, Bank of America, N.A., as Administrative Agent, and Banc of America Securities LLC, as Lead Arranger and Sole Book Manager

Ladies and Gentlemen:

     This Notice of Continuation/Conversion is delivered to you pursuant to Section 2.04 of the Loan Agreement. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Loan Agreement.

     The Company hereby requests that on               , 200   ,

(1) US$ of the presently outstanding principal amount of the Loans originally made on , 200 ,

(2) and all presently being maintained as [Base Rate Loans] [LIBOR Loans],

(3) be [converted into] [continued as],

(4) [LIBOR Loans having an Interest Period of months] [Base Rate Loans].

     The Company hereby:

(a) certifies and warrants that no Default or Event of Default has occurred and is continuing; and

(b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent.

     Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Administrative Agent shall receive written notice to the contrary from the Company, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

     The Company has caused this Notice of Continuation/Conversion to be executed and delivered, and the certification and warranties contained herein to be made, by its Responsible Officer this                  day of          , 200                .

GRUMA, S.A. DE C.V.

By:

Title:

B-2

EXHIBIT C-1
FORM OF TERM NOTE

NO NEGOCIABLE
PAGARÉ

Suma Principal: E.U.A. $_________.00
Dólares Monterrey, Nuevo León
[Fecha]

Por VALOR RECIBIDO, la suscrita, Gruma, S..A. DE C.V. (la “Sociedad”), una sociedad anónima de capital variable debidamente constituida y existente bajo las leyes de los Estados Unidos Mexicanos, POR EL PRESENTE PAGARÉ PROMETE INCONDICIONALMENTE PAGAR a la orden de      (el “Banco”), la suma principal de E.U.A$     .00 Dólares (     de Dólares 00/100), moneda de curso legal de los Estados Unidos de América, el día      , la fecha de vencimiento (en lo sucesivo la “[Fecha de Reducción”] [“Fecha de Vencimiento”]).

La Sociedad promete además pagar al Banco intereses ordinarios sobre la suerte principal insoluta de este Pagaré, a partir de la fecha de este Pagaré, en cada Fecha de Pago de Intereses (según se define más adelante) y hasta, pero excluyendo, la [Fecha de Reducción] o [Fecha de Vencimiento], a una tasa anual igual a LIBOR (según se define más adelante) para cada Período de Intereses (según se define más adelante) o la Tasa de Interés Base Alterna más el Margen Aplicable (según se define más adelante).

Todos los intereses bajo el presente Pagaré serán calculados sobre la base de un año de 360 días para el número de días efectivamente transcurridos durante el período en el cual dichos intereses sean pagaderos (incluyendo el primer pero excluyendo el último día).

En caso de que cualquier cantidad pagadera bajo el presente Pagaré no sea pagada a su vencimiento (ya sea en la fecha de su vencimiento, por vencimiento anticipado o por cualquier otro motivo), la suerte principal e intereses insolutos de este Pagaré vencerán anticipadamente y a partir de ese momento, la Sociedad pagará a la vista al Banco, en la medida permitida por la ley aplicable, intereses moratorios sobre el saldo insoluto del principal e intereses desde la fecha de vencimiento de dicha cantidad hasta la fecha de su pago total a una tasa variable anual igual a: (i) respecto de la suma principal insoluta (a) LIBOR o la Tasa de Interés Base Alterna (según se define más adelante) en vigor, según sea el caso, más (b) el Margen Aplicable en vigor más (c) 2.00% (Dos punto cero por ciento) y (ii) respecto de cualquier otra cantidad insoluta distinta del principal (a) la Tasa de lnterés Base Alterna (según se define más adelante) más (b) el Margen Aplicable (según se define más adelante) en vigor más (c) 2.00% (Dos punto

NOT TRANSFERABLE BY ENDORSEMENT
PROMISORY NOTE

Principal Amount: US:$_________.00
Monterrey, Nuevo León
[Date]

For VALUE RECEIVED, the undersigned, GRUMA, S.A. DE C.V. (the “Company”), a sociedad anónima de capital variable duly organized and existing under the laws of the United Mexican States, HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of      (the “Bank”), the principal sum of U.S.$     .00 (     Dollars of the United States of America 00/100), payable on, the maturity date (hereinafter the [“Reduction Date”] the [“Maturity Date”]).

The Company further promises to pay to the Bank interest on the principal amount outstanding hereunder, from the date hereof, on each Interest Payment Date (as hereinafter defined) until but excluding the [Reduction Date] or [Maturity Date], at a rate per annum equal to LIBOR (as hereinafter defined) for each Interest Period (as hereafter defined) or the Alternate Base Rate plus the Applicable Margin (as hereafter defined).

All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed in the period for which any such interest is payable (including the first day but excluding the last day).

In the event that any amount due hereunder is not paid in full when due (whether at stated maturity, by acceleration or otherwise), the unpaid principal balance and interest due hereunder of this Promissory Note shall become forthwith due and payable and from that moment the Company shall pay to the Bank, to the extent permitted by applicable law, interest on such unpaid principal and interest amount, from the date such amount becomes due until the date such amount is paid in full, payable on demand, at a rate per annum equal to: (i) for the principal amount (a) LIBOR or the Alternate Base Rate (as hereinafter defined) then in effect, as the case may be, plus (b) the Applicable Margin (as hereinafter defined) then in effect plus (c) 2.00% (Two point zero percent) and (ii) in respect of any other unpaid amount different than principal (a) the Alternate Base Rate plus (b) the Applicable Margin (as hereinafter defined) then in effect plus (c) 2.00% (Two point zero percent).

1/6

(cero por ciento).

La Sociedad tendrá el derecho, mediante notificación por escrito al Agente Administrativo, de cambiar la tasa de interés pagadera bajo el presente Pagaré, de LIBOR a la Tasa de Interés Base Alterna y viceversa. En caso de que la Sociedad cambie la tasa LIBOR a fin de que aplique la Tasa de Interés Base Alterna se aplicará lo siguiente mientras la tasa a plicable sea la Tasa de Interés Base Alterna:

(a)  “Día Hábil” significará cualquier día que sea distinto de un Sábado, Domingo u otro día en el que los bancos comerciales en la ciudad de Nueva York o México Distrito Federal estén autorizados o requeridos para cerrar por ley.

(b)No serán aplicables las definiciones de “Fecha de Pago de Intereses” y de “Periodo de Intereses” contemplados en el presente Pagaré sino que los intereses correspondientes serán pagaderos el último Día Hábil (según se define en el párrafo inmediato anterior) de cada Trimestre Fiscal (según dicho termino se define posteriormente) hasta la [Fecha de Reducción] o [Fecha de Vencimiento] o hasta la fecha en que se realice un cambio a tasa LIBOR, según sea el caso. Para dichos efectos el termino “Trimestre Fiscal” significará un trimestre, terminando el último día de Marzo, Junio, Septiembre o Diciembre de cualquier año calendario.

(c)  “Margen Aplicable”, con respecto a la Tasa de Interés Base Alterna, significará entre 0% (cero por ciento) y 0.625% (cero punto seiscientos veinticinco por ciento), según sea indicado de tiempo en tiempo por escrito por la Sociedad al Agente Administrativo dependiendo de la razón de apalancamiento consolidado de la Sociedad, según sea determinado por la Sociedad y notificado al Agente Administrativo.

Todos los pagos que deban efectuarse bajo el presente Pagaré deberán hacerse antes de las 12:00 a.m., tiempo de Nueva York a la cuenta número 3750836479, ABA número 111000012, Ref.: Gruma, S.A. de C.V. en Dallas Texas, que mantiene el Agente Administrativo (según dicho termino se define más adelante), en Dólares de los E.U.A., libremente transferibles por valor recibido en la fecha de pago, sin compensación o retención alguna, y libres y sin deducción alguna por o a cuenta de cualquier impuesto mexicano presente o futuro o cualquier otro cargo por cualquier concepto.

La Sociedad conviene en pagar directamente a la entidad o autoridad gubernamental correspondiente dichos impuestos o cargos causados por el Banco.

Cualquier pago bajo el presente Pagaré, incluyendo los pagos hechos conforme a los párrafos anteriores, deberán ser incrementados de tal manera que adicionalmente a los montos que correspondan para el pago de impuestos mexicanos o cargos aplicables a los pagos que se efectúen bajo el presente Pagaré, los pagos que el Banco reciba sean iguales a los pagos que el Banco hubiera recibido si no se hubieran causado dichos impuestos o cargos.

Para efectos de este Pagaré, los siguientes términos tendrán los siguientes significados:

The Company shall have the right, by means of written notice to the Administrative Agent to convert the interest rate payable hereunder from LIBOR to the Alternate Base Rate (as defined herein), and vice versa. In the event the Company converts from LIBOR to the Alternate Base Rate (as defined herein), the following shall apply so long as the applicable rate is the Alternate Base Rate:

(a)  “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City or Mexico City are authorized or required by law to close.

(b)  The defined terms of “Interest Payment Date” and “Interest Period” shall not be applicable and the corresponding interest shall be payable on the last Business Day (as defined in the immediately preceding paragraph) of each Fiscal Quarter (as such term is hereinafter defined) until the [Reduction Date] [Maturity Date] or until a conversion to LIBOR occurs, as the case may be. For such purposes, the term “Fiscal Quarter” shall mean a quarter ending on the last day of March, June, September or December of any calendar year.

(c)  “Applicable Margin”, with respect to the Alternate Base Rate, shall mean a spread between 0% (zero percent) to 0.625% (zero point six hundred and twenty five percent) as indicated from time to lime in writing by the Company to the Administrative Agent depending on the Company’s consolidated leverage ratio as determined by the Company and notified to the Administrative Agent.

All payments to be made on or in respect of this Promissory Note shall be made not later than 12:00 a.m., New York time, to the account number 3750836479, ABA number 111000012, Ref.: Gruma, S.A. de C.V. in Dallas Texas, maintained by the Administrative Agent (as such term is hereinafter defined), in freely transferable United States Dollars for value received on the date of payment, without setoff or counterclaim, and free an clear of and without deduction for any present and future Mexican taxes or charges whatsoever.

The Company agrees to cause all such taxes or charges to be paid on behalf of the Bank directly to the appropriate governmental agency or authority.

All such payments hereunder, including payments made pursuant to the paragraphs above, shall be increased so that, after provisions for Mexican taxes and applicable charges, including Mexican taxes or charges on such increase, the amounts received by the Bank shall equal the amount the Bank would have received if no Mexican taxes or charges were due on such payments.

For purposes of this Note, the following terms shall have the following meanings:

2/6

“Agente Administrativo” significa Bank of America, N.A., (“Bank of America”) o cualquier agente administrativo que lo suceda.

“Tasa de Interés Base Alterna” significará para cualquier día, una tasa de interés anual variable equivalente a la que sea más alta entre (a) la tasa de intereses más recientemente anunciada por Bank of America, como su “tasa prime” o (b) la Tasa de Fondos Federales (según dicho termino se define más adelante) más recientemente determinada por el Agente Administrativo más 0.50%.

“Margen Aplicable”, con respecto a LIBOR, significará entre 1% (uno por ciento) y 1.625% (uno punto seiscientos veinticinco por ciento), según sea indicado de tiempo en tiempo por escrito por la Sociedad al Agente Administrativo dependiendo de la razón de apalancamiento consolidado de la Sociedad, según sea determinado por la Sociedad y notificado al Agente Administrativo.

“Día Hábil” significará cualquier día que sea distinto de un sábado, domingo u otro día en el que los bancos comerciales en la ciudad de Nueva York o México Distrito Federal estén autorizados o requeridos para cerrar por ley y cualquier día en el que se lleven a cabo operaciones en Dólares en el mercado interbancario de Londres.

“Dólares” o “E.U.A” significa la moneda de curso legal de los Estados Unidos de America.

“Tasa de Fondos Federales” significará para cualquier día, la tasa de interés annual equivalente al promedio ponderado de las tasas de interés de las operaciones a un día de los Fondos Federales con miembros del Sistema de Reserva Federal acordadas por corredores de fondos Federales en dicho día, según la publique el Banco de Reserva Federal el Día Hábil siguiente al día en que se haga tal determinación; en el entendido que (a) si dicho día no es un Día Hábil, la Tasa de Fondos Federales para dicho día será dicha tasa para dichas operaciones en el siguiente Día Hábil anterior según se publicó en el siguiente Día Hábil, y (b) si dicha tasa de interés no es publicada durante dicho siguiente Día Hábil, la Tasa de Fondos Federales para dicho día será la tasa promedio (redondeada hacia arriba, si fuera necesario, a un múltiplo completo de 1/100 de 1%) cobrada a Bank of America en dicho día para dichas operaciones según la determine el Agente Administrativo.

“Fecha de Pago de Intereses” significará el último día de cada Periodo de Intereses (según se define más adelante), en el entendido de que si cualquier Periodo de Intereses durare más de tres meses, las respectivas fechas que ocurran cada tres meses después de iniciado dicho Periodo de Intereses también serán consideradas Fechas de Pago de Intereses.

“Periodo de Intereses” significará el periodo que comienza en la fecha del presente Pagaré, con respecto al primer Periodo de Intereses, empezando el día posterior a la última Fecha de Pago de Intereses y que termina el primero, segundo, tercero o sexto mes posterior a dicha fecha, según se indique de tiempo en tiempo por

“Administrative Agent” means Bank of America, N.A., (“Bank of America”) or any successor administrative agent.

“Alternate Base Rate” shall mean for any day, a fluctuating rate of interest per annum equal to the higher of (a) the rate of interest most recently announced by Bank of America, as its “prime rate” and (b) the Federal Funds Rate (as hereinafter defined) most recently determined by the Administrative Agent plus 0.50%.

“Applicable Margin”, with respect to LIBOR, shall mean a spread between 1% (one percent) to 1.625% (one point six hundred and twenty five percent) as indicated from time to time in writing by the Company to the Administrative Agent depending on the Company’s consolidated leverage ratio as determined by the Company and notified to the Administrative Agent.

“Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in New York City or Mexico City, Mexico are authorized or required by law to close and any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

“Dollars” or “US$” means the lawful currency of the United States of America.

“Federal Funds Rate” shall mean, for any date, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Interest Payment Date” shall mean the last day of each Interest Period (as hereinafter defined), provided that if any Interest Period exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates.

“Interest Period” shall mean a period commencing on the date hereof, with respect to the first Interest Period, and commencing on the day after the previous Interest Payment Date thereafter and ending on the date one, two, three or six months thereafter, as selected by the Company from time to time and notified in writing to the Administrative Agent;

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escrito por la Sociedad al Agente Administrativo; en el entendido, sin embargo, que: (a) si cualquier Periodo de Intereses pudiera de cualquier forma terminar en un día que no es un Día Hábil, ese Periodo de Intereses será extendido al siguiente Día Hábil, a menos de que el resultado de dicha extensión causare que dicho Periodo de Intereses ocurraen otro mes de calendario, en cuyo caso dicho Periodo de Intereses terminará el Día Hábil anterior; (b) cualquier Periodo de Intereses que comience el último Día Hábil de un mes de calendario (o en un día para el cual no exista numéricamente un día que corresponda en el mes de calendario al final de dicho Periodo de Interés) terminará el último Día Hábil del mes calendario al final de dicho Periodo de Intereses; y (c) ningún Periodo de Intereses se extenderá más allá de la [Fecha de Reducción] o [Fecha de Vencimiento].

“LIBOR” significa para cada Periodo de Intereses (a) la tasa de interés annual equivalente a la tasa de interés determinada por el Agente Administrativo que será la tasa de interés ofrecida que aparezca en la página de la pantalla Telerate (o cualquier sucesor de la misma) que muestre el promedio de las Tasas de Liquidación de Intereses de la Asociación de Banqueros Británicos para depósitos en Dólares (para entregar el primer día de dicho Periodo de Intereses) con un término equivalente a dicho Periodo de Intereses, determinado aproximadamente a las 11:00 a.m. (tiempo de Londres) dos Días Hábiles previos al primer día de dicho Periodo de Intereses, o (b) si la tasa antes referida no aparece en dicha página o servicio o si dicha página o servicio no estuvieren disponibles, la tasa de interés anual equivalente a la tasa determinada por el Agente Administrativo será la tasa de interés ofrecida en dicha otra página u otro servicio que muestre el promedio de las Tasas de Liquidación de Intereses de la Asociación de Banqueros Británicos para depósitos en Dólares (para entregar el primer día de dicho Periodo de Intereses) con un término equivalente a dicho Periodo de Intereses, determinado aproximadamente a las 11:00 a.m. (tiempo de Londres) dos Días Hábiles previos al primer día de dicho Periodo de Interés, o (c) si las tasas de interés antes mencionadas no estuvieren disponibles, la tasa de interés anual determinada por el Agente Administrativo será la tasa de interés a la cual se hagan los depósitos en Dólares para entregarse el primer día de dicho Periodo de Intereses para fondos del mismo día por aproximadamente la misma cantidad principal bajo el presente, continuados o convertidos con un termino equivalente a dicho Periodo de Intereses que pudieran ser ofrecidos por la sucursal en Londres de Bank of America a los principales bancos del mercado interbancario de eurodólares en Londres, a solicitud de los mismos, a aproximadamente las 4:00 p.m. (tiempo de Londres) dos Días Hábiles previos al primer día de dicho Periodo de Intereses.

Sujeto a las disposiciones establecidas en la definición de Periodo de Intereses establecida en el presente Pagaré, en caso de que cualquier pago bajo el presente Pagaré venza en un día que no sea un Día Hábil, entonces, dicho pago deberá realizarse el Día Hábil siguiente, y dicha prórroga o reducción de tiempo deberá, en tal caso,ser incluida para el cómputo de intereses provided, however, that: (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on thepreceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period shall extend beyond the [Reduction Date] [Maturity Date].

“LIBOR” means for any Interest Period (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or (b) if the rate referenced above does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or (c) if the rates referenced above are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the principal amount hereunder being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

Subject to the provisions set forth in the definition of Interest Period whenever any payment hereunder shall be stated to be due, on a day other than a Business Day, then, such payment shall be made, on the next succeeding Business Day, and such extension or reduction of time shall, in such case be included in the computation of interest hereunder.

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bajo el presente Pagaré.

Para los efectos del artículo Ciento Veintiocho de la Ley General de Títulos y Operaciones de Crédito de México, el plazo para presentación de este Pagaré por medio del presente se prórroga irrevocablemente dos meses después de la [Fecha de Reducción] [Fecha de Vencimiento], en el entendido de que dicha prorroga no impedirá la presentación de este Pagaré con anterioridad a dicha fecha, únicamente por lo que respecta a las cantidades vencidas y no pagadas bajo el presente Pagaré. Este Pagaré se regirá a interpretará, de conformidad con las leyes del Estado de Nueva York, Estados Unidos de América, en el entendido de que, si cualquier acción o procedimiento en relación con el presente Pagaré es iniciado ante cualquier tribunal de los Estados Unidos Mexicanos, el presente Pagaré se regirá por las leyes de los Estados Unidos Mexicanos.

Cualquier acción o procedimiento legal relacionado con y derivado del presente Pagaré podrá ser iniciado, a elección del Banco, en cualquier corte federal o estatal con sede en la Ciudad de Nueva York, Nueva York, Estados Unidos de América, en los tribunales de la Ciudad de México, Distrito Federal, Estados Unidos Mexicanos o en los tribunales de Garza García, Nuevo León, Estados Unidos Mexicanos. La Sociedad renuncia a la jurisdicción de cualesquiera otros tribunales que pudiere corresponderle por cualquier otra razón.

En caso de que se inicie un juicio por el tenedor del presente Pagaré para exigir el pago del mismo, la Sociedad se obliga a reembolsarle al tenedor del presente Pagaré, los gastos y honorarios legales relacionados con dicho juicio por la cantidad que el tribunal competente considere razonable.

La Sociedad por medio del presente renuncia a todo procedimiento, presentación, protesto o notificación de incumplimiento total o parcial, o rechazo de pago con respecto al presente Pagaré.

La falta de ejercicio por parte del tenedor de este Pagaré de cualquiera de sus derechos al amparo del mismo no implicará una renuncia a dichos derechos en ese o cualquier otro caso.

El presente Pagaré se firma en inglés y en español, obligando ambas versiones a la Sociedad, en la inteligencia de que la versión en inglés prevalecerá, excepto en el caso de cualquier acción, demanda o procedimiento ante los tribunales de los Estados Unidos Mexicanos, en cuyo caso la versión en español prevalecerá.

Este Pagaré consta de 5 páginas, cada una de las cuales está debidamente firmada.

For the purposes of article One Hundred and Twenty-Eight of the Mexican General Law of Negotiable Instruments and Credit Transactions (Ley General de Títulos y Operaciones de Crédito) the term for presentation of this Promissory Note for payment, is hereby irrevocably extended two months after the [Reduction Date] [Maturity Date], in the understanding that such extension will not restrict the ability of the holder hereof to present this Promissory Note before such date, only with respect to the amounts due and not paid hereunder.

This Promissory Note shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, United States of America, provided, however, that if any action or proceeding in connection with this Promissory Note shall be brought in any courts in the United Mexican States, this Promissory Note shall be deemed to be governed by the laws of United Mexican States.

Any legal action or proceeding arising out of or relating to this Promissory Note may be brought, at the election of the Bank, in any New York State or Federal court sitting in the City of New York, New York, United States of America, or in the courts located in the City of Mexico, Federal District, United Mexican States or in the courts located in Garza García, Nuevo León, United Mexican States. The Company waives the jurisdiction of any other courts that may correspond for any other reason.

In the event a legal action is brought by the holder hereof to enforce this Promissory Note, the Company hereby agrees to reimburse to the holder hereof the expenses and attorneys fees related thereto as the corresponding court considers reasonable.

The Company hereby waives diligence, presentment, protest or notice of total or partial non-payment or dishonor with respect to this Promissory Note.

Failure by the holder hereof to exercise any of its rights hereunder in any instance shall not constitute a waiver hereof in that or any other instance.

This Promissory Note has been executed in both English and Spanish versions, both of which shall bind the Company; provided, however, that the English version shall be controlling, except in any action, suit or proceeding brought in the courts of the United Mexican States, in which case the Spanish version shall be controlling.

This Promissory Note consists of 5 pages, each of which is duly signed.

Garza García, Nuevo León, Monterrey, de ________________ de 200__.
Garza García, Nuevo León, Monterrey, ____________ __, 200__

GRUMA, S.A. DE C.V.

By/Por:______________________________

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EXHIBIT C-2

FORM OF REVOLVING NOTE

NO NEGOCIABLE

PAGARÉ

Suma Principal: E.U.A. $     .00 Dólares
Monterrey, Nuevo León
[Fecha]

Por VALOR RECIBIDO, la suscrita, Gruma, S.A. DE C.V. (la “Sociedad”), una sociedad anónima de capital variable debidamente constituida y existente bajo las leyes de los Estados Unidos Mexicanos, POR EL PRESENTE PAGARÉ PROMETE INCONDICIONALMENTE PAGAR a la orden de                    (el “Banco”), la suma principal de E.U.A$                   .00 Dólares (               de Dólares 00/100), moneda de curso legal de los Estados Unidos de América, el día                , la fecha de vencimiento (en lo sucesivo la “[Fecha de Reducción”] o la [“Fecha de Vencimiento”]).

La Sociedad promete además pagar al Banco intereses ordinarios sobre la suerte principal insoluta de este Pagaré, a partir de la fecha de este Pagaré, en cada Fecha de Pago de Intereses (según se define más adelante) y hasta, pero excluyendo, la [Fecha de Reducción] o [Fecha de Vencimiento], a una tasa anual igual a LIBOR (según se define más adelante) para cada Periodo de Intereses (según se define más adelante) o la Tasa de Interés Base Alterna más el Margen Aplicable (según se define más adelante).

Todos los intereses bajo el presente Pagaré serán calculados sobre la base de un año de 360 días para el número de días efectivamente transcurridos durante el periodo en el cual dichos intereses sean pagaderos (incluyendo el primer pero excluyendo el último día).

En caso de que cualquier cantidad pagadera bajo el presente Pagaré no sea pagada a su vencimiento (ya sea en la fecha de su vencimiento, por vencimiento anticipado o por cualquier otro motivo), la suerte principal e intereses insolutos de este Pagaré vencerán anticipadamente y a partir de ese momento, la Sociedad pagará a la vista al Banco, en la medida permitida por la ley aplicable, intereses moratorios sobre el saldo insoluto del principal e intereses desde la fecha de vencimiento de dicha cantidad hasta la fecha de su pago total a una tasa variable anual igual a: (i) respecto de la suma principal insoluta (a) LIBOR o la Tasa de Interés Base Alterna (según se define más adelante) en vigor, según sea el caso, más (b) el Margen Aplicable en vigor más (c) 2.00% (Dos punto cero por ciento) y (ii) respecto de cualquier otra cantidad insoluta distinta del principal (a) la Tasa de Interes Base Alterna (según se define más adelante) más (b) el Margen Aplicable (según se define más adelante) en vigor más (c) 2.00% (Dos punto

NOT TRANSFERABLE BY ENDORSEMENT

PROMISSORY NOTE

Principal Amount: US:$     .00
Monterrey, Nuevo León
[Date]

For VALUE RECEIVED, the undersigned, GRUMA, S.A. DE C.V. (the “Company”), a sociedad anónima de capital variable duly organized and existing under the laws of the United Mexican States, HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of                (the “Bank”), the principal sum of U.S.$                .00 ( Dollars of the United States of America 00/100), payable on                , the maturity date (hereinafter the [“Reduction Date”] or the [“Maturity Date”]).

The Company further promises to pay to the Bank interest on the principal amount outstanding hereunder, from the date hereof, on each Interest Payment Date (as hereinafter defined) until but excluding the [Reduction Date] or [Maturity Date], at a rate per annum equal to LIBOR (as hereinafter defined) for each Interest Period (as hereafter defined) or the Alternate Base Rate plus the Applicable Margin (as hereafter defined).

All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed in the period for which any such interest is payable (including the first day but excluding the last day).

In the event that any amount due hereunder is not paid in full when due (whether at stated maturity, by acceleration or otherwise), the unpaid principal balance and interest due hereunder of this Promissory Note shall become forthwith due and payable and from that moment the Company shall pay to the Bank, to the extent permitted by applicable law, interest on such unpaid principal and interest amount, from the date such amount becomes due until the date such amount is paid in full, payable on demand, at a rate per annum equal to: (i) for the principal amount (a) LIBOR or the Alternate Base Rate (as hereinafter defined) then in effect, as the case may be, plus (b) the Applicable Margin (as hereinafter defined) then in effect plus (c) 2.00% (Two point zero percent) and (ii) in respect of any other unpaid amount different than principal (a) the Alternate Base Rate plus (b) the Applicable Margin (as hereinafter defined) then in effect plus (c) 2.00% (Two point zero percent).

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cero por ciento).

La Sociedad tendrá el derecho, mediante notificación por escrito al Agente Administrativo, de cambiar la tasa de interés pagadera bajo el presente Pagaré, de LIBOR a la Tasa de Interés Base Alterna y viceversa. En caso de que la Sociedad cambie la tasa LIBOR a fin de que aplique la Tasa de Interés Base Alterna se aplicará lo siguiente mientras la tasa aplicable sea la Tasa de Interés Base Alterna:

(a)  “Día Hábil” significará cualquier día que sea distinto de un Sábado, Domingo u otro día en el que los bancos comerciales en la ciudad de Nueva York o México Distrito Federal estén autorizados o requeridos para cerrar por ley.

(b)  No serán aplicables las definiciones de “Fecha de Pago de Intereses” y de “Periodo de Intereses” contemplados en el presente Pagaré sino que los intereses correspondientes serán pagaderos el último Día Hábil (según se define en el párrafo inmediato anterior) de cada Trimestre Fiscal (según dicho termino se define posteriormente) hasta la [Fecha de Reducción] o [Fecha de Vencimiento] o hasta la fecha en que se realice un cambio a tasa LIBOR, según sea el caso. Para dichos efectos el termino “Trimestre Fiscal” significará un trimestre, terminando el último día de Marzo, Junio, Septiembre o Diciembre de cualquier año calendario.

(c)  “Margen Aplicable” significará entre 0% (cero por ciento) y 0.625% (cero punto seiscientos veinticinco por ciento), según sea indicado de tiempo en tiempo por escrito por la Sociedad al Agente Administrativo dependiendo de la razón de apalancamiento consolidado de la Sociedad, según sea determinado por la Sociedad y notificado al Agente Administrativo.

Todos los pagos que deban efectuarse bajo el presente Pagaré deberán hacerse antes de las 12:00 a.m., tiempo de Nueva York a la cuenta número 3750836479, ABA número 111000012, Ref.: Gruma, S.A. de C.V. en Dallas Texas, que mantiene el Agente Administrativo (según dicho termino se define más adelante), en Dólares de los E.U.A., libremente transferibles por valor recibido en la fecha de pago, sin compensación o retención alguna, y libres y sin deducción alguna por o a cuenta de cualquier impuesto mexicano presente o futuro o cualquier otro cargo por cualquier concepto.

La Sociedad conviene en pagar directamente a la entidad o autoridad gubernamental correspondiente dichos impuestos o cargos causados por el Banco.

Cualquier pago bajo el presente Pagaré, incluyendo los pagos hechos conforme a los párrafos anteriores, deberán ser incrementados de tal manera que adicionalmente a los montos que correspondan para el pago de impuestos mexicanos o cargos aplicables a los pagos que se efectúen bajo el presente Pagaré, los pagos que el Banco reciba sean iguales a los pagos que el Banco hubiera recibido si no se hubieran causado dichos impuestos o cargos.

Para efectos de este Pagaré, los siguientes términos tendrán los siguientes significados:

The Company shall have the right, by means of written notice to the Administrative Agent to convert the interest rate payable hereunder from LIBOR to the Alternate Base Rate (as defined herein), and vice versa. In the event the Company converts from LIBOR to the Alternate Base Rate (as defined herein), the following shall apply so long as the as the applicable rate is the Alternate Base Rate:

(a)  “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City or Mexico City are authorized or required by law to close.

(b)  The defined terms of “Interest Payment Date” and “Interest Period” shall not be applicable and the corresponding interest shall be payable on the last Business Day (as defined in the immediately preceding paragraph) of each Fiscal Quarter (as such term is hereinafter defined) until the [Reduction Date] or [Maturity Date] or until a conversion to LIBOR occurs, as the case may be. For such purposes, the term “Fiscal Quarter” shall mean a quarter ending on the last day of March, June, September or December of any calendar year.

(c)  “Applicable Margin” shall mean a spread between 0% (zero percent) to 0.625% (cero point six hundred and twenty five percent) as indicated from time to time in writing by the Company to the Administrative Agent depending on the Company’s consolidated leverage ratio as determined by the Company and notified to the Administrative Agent.

All payments to be made on or in respect of this Promissory Note shall be made not later than 12:00 a.m., New York time, to the account number 3750836479, ABA number 111000012, Ref.: Gruma, S.A. de C.V. in Dallas Texas, maintained by the Administrative Agent (as such term is hereinafter defined), in freely transferable United States Dollars for value received on the date of payment, without setoff or counterclaim, and free an clear of and without deduction for any present and future Mexican taxes or charges whatsoever.

The Company agrees to cause all such taxes or charges to be paid on behalf of the Bank directly to the appropriate governmental agency or authority.

All such payments hereunder, including payments made pursuant to the paragraphs above, shall be increased so that, after provisions for Mexican taxes and applicable charges, including Mexican taxes or charges on such increase, the amounts received by the Bank shall equal the amount the Bank would have received if no Mexican taxes or charges were due on such payments.

For purposes of this Note, the following terms shall have the following meanings:

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“Agente Administrativo” significa Bank America, N.A., (“Bank of America”) o cualquier agente administrativo que lo suceda.

“Tasa de Interés Base Alterna” significará para cualquier día, una tasa de interés anual variable equivalente a la que sea más alta entre (a) la tasa de intereses más recientemente anunciada por Bank of America, como su “tasa prime” o (b) la Tasa de Fondos Federales (según dicho termino se define más adelante) más recientemente determinada por el Agente Administrativo más 0.50%.

“Margen Aplicable” significará entre 1% (uno por ciento) y 1.625% (uno punto seiscientos veinticinco por ciento), según sea indicado de tiempo en tiempo por escrito por la Sociedad al Agente Administrativo dependiendo de la razón de apalancamiento consolidado de la Sociedad, según sea determinado por la Sociedad y notificado al Agente Administrativo.

“Dia Hábil” significará cualquier día que sea distinto de un sábado, domingo u otro día en el que los bancos comerciales en la ciudad de Nueva York o México Distrito Federal estén autorizados o requeridos para cerrar por ley y cualquier día en el que se lleven a cabo operaciones en Dólares en el mercado interbancario de Londres.

“Dólares” o “E.U.A.” significa la moneda de curso legal de los Estados Unidos de América.

“Tasa de Fondos Federales” significará para cualquier día, la tasa de interés anual equivalente al promedio ponderado de las tasas de interés de las operaciones a un día de los Fondos Federales con miembros del Sistema de Reserva Federal acordadas por corredores de fondos Federales en dicho día, según la publique el Banco de Reserva Federal el Día Hábil siguiente al día en que se haga tal determinación; en el entendido que (a) si dicho día no es un Día Hábil, la Tasa de Fondos Federales para dicho día será dicha tasa dichas operaciones en el siguiente Día Hábil anterior según se publicó en el siguiente Día Hábil, y (b) si dicha tasa de interés no es publicada durante dicho siguiente Día Hábil, la Tasa de Fondos Federales para dicho día será la tasa promedio (redondeada hacia arriba, si fuera necesario, a un múltiplo completo de 1/100 de 1%) cobrada a Bank of America en dicho día para dichas operaciones según la determine el Agente Administrativo.

“Fecha de Pago de Intereses” significará el último día de cada Periodo de Intereses (según se define más adelante), en el entendido de que si cualquier Periodo de Intereses durare más de tres meses, las respectivas fechas que ocurran cada tres meses después de iniciado dicho Periodo de Intereses también serán consideradas Fechas de Pago de Intereses.

“Periodo de Intereses” significará el periodo comienza en la fecha del presente Pagaré y que termina el primero, segundo, tercero o sexto mes posterior a dicha fecha, según se indique de tiempo en tiempo por escrito por la Sociedad al Agente Administrativo; en el entendido, sin embargo, que: (a) si cualquier Periodo de Intereses pudiera de cualquier forma terminar en un día que no es un Día Hábil, ese Periodo

“Administrative Agent” means Bank of America, N.A., (“Bank of America”) or any successor administrative agent.

“Alternate Base Rate” shall mean for any day, a fluctuating rate of interest per annum equal to the higher of (a) the rate of interest most recently announced by Bank of America, as its “prime rate” and (b) the Federal Funds Rate (as hereinafter defined) most recently determined by the Administrative Agent plus 0.50%.

“Applicable Margin” shall mean a spread between 1% (one percent) to 1.625% (one point six hundred and twenty five percent) as indicated from time to time in writing by the Company to the Administrative Agent depending on the Company’s consolidated leverage ratio as determined by the Company and notified to the Administrative Agent.

“Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in New York City or Mexico City, Mexico are authorized or required by law to close and any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

“Dollars” or “US$” means the lawful currency of the United States of America.

“Federal Funds Rate” shall mean, for any date, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Interest Payment Date” shall mean the last day of each Interest Period (as hereinafter defined), provided that if any Interest Period exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates.

“Interest Period” shall mean a period commencing on the date hereof and ending on the date one, two, three or six months thereafter, as selected by the Company from time to time and notified in writing to the Administrative Agent; provided, however, that: (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry

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de Intereses será extendido al siguiente Dia Hábil, a menos de que el resultado de dicha extensión causare que dicho Periodo de Intereses ocurra en otro mes de calendario, en cuyo caso dicho Periodo de Intereses terminará el Día Hábil anterior, (b) cualquier Periodo de Intereses que comience el último Día Hábil de un mes de calendario (o en un día para el cual no exista numéricamente un día que corresponda en el mes de calendario al final de dicho Periodo de Interés) terminará el último Dia Hábil del mes calendario al final de dicho Periodo de Intereses; y (c) ningún Periodo de Intereses se extenderá más allá de la [Fecha de Reducción] o [Fecha de Vencimiento].

“LIBOR” significa para cada Periodo de Intereses (a) la tasa de interés anual equivalente a la tasa de interés determinada por el Agente Administrativo que será la tasa de interés ofrecida que aparezca en la página de la pantalla Telerate (o cualquier sucesor de la misma) que muestre el promedio de las Tasas de Liquidación de Intereses de la Asociación de Banqueros Británicos para depósitos en Dólares (para entregar el primer día de dicho Periodo de Intereses) con un término equivalente a dicho Periodo de Intereses, determinado aproximadamente a las 11:00 a.m. (tiempo de Londres) dos Días Hábiles previos al primer día de dicho Periodo de Intereses, o (b) si la tasa antes referida no aparece en dicha página o servicio o si dicha página o servicio no estuvieren disponibles, la tasa de interés anual equivalente a la tasa determinada por el Agente Administrativo será la tasa de interés ofrecida en dicha otra página u otro servicio que muestre el promedio de las Tasas de Liquidación de Intereses de la Asociación de Banqueros Británicos para depósitos en Dólares (para entregar el primer día de dicho Periodo de Intereses) con un término equivalente a dicho Periodo de Intereses, determinado aproximadamente a las 11:00 a.m. (tiempo de Londres) dos Días Hábiles previos al primer día de dicho Periodo de Interés, o (c) si las tasas de interés antes mencionadas no estuvieren disponibles, la tasa de interés anual determinada por el Agente Administrativo será la tasa de interés a la cual se hagan los depósitos en Dólares para entregarse el primer día de dicho Periodo de Intereses para fondos del mismo día por aproximadamente la misma cantidad principal bajo el presente, continuados o convertidos con un termino equivalente a dicho Periodo de Intereses que pudieran ser ofrecidos por la sucursal en Londres de Bank of America a los principales bancos del mercado interbancario de eurodólares en Londres, a solicitud de los mismos, a aproximadamente las 4:00 p.m. (tiempo de Londres) dos Días Hábiles previos al primer día de dicho Periodo de Intereses.

Sujeto a las disposiciones establecidas en la definición de Periodo de Intereses establecida en el presente Pagaré, en caso de que cualquier pago bajo el presente Pagaré venza en un día que no sea un Día Hábil, entonces, dicho pago deberá realizarse el Día Hábil siguiente, y dicha prórroga o reducción de tiempo deberá, en tal caso, ser incluida para el cómputo de intereses bajo el presente Pagaré.

Para los efectos del artículo Ciento Veintiocho de la Ley General de Tíulos y Operaciones de such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period shall extend beyond the [Reduction Date] or [Maturity Date].

“LIBOR” means for any Interest Period (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or (b) if the rate referenced above does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or (c) if the rates referenced above are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the principal amount hereunder being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

Subject to the provisions set forth in the definition of Interest Period whenever any payment hereunder shall be stated to be due, on a day other than a Business Day, then, such payment shall be made, on the next succeeding Business Day, and such extension or reduction of time shall, in such case be included in the computation of interest hereunder.

For the purposes of article One Hundred and Twenty- Eight of the Mexican General Law of Negotiable

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Crédito de México, el plazo para presentación de este Pagaré por medio del presente se prórroga irrevocablemente dos meses después de la [Fecha de Reducción] o [Fecha de Vencimiento], en el entendido de que dicha prorroga no impedirá la presentación de este Pagaré con anterioridad a dicha fecha, únicamente por lo que respecta a las cantidades vencidas y no pagadas bajo el presente Pagaré.

Este Pagaré se regirá e interpretará, de conformidad con las leyes del Estado de Nueva York, Estados Unidos de América, en el entendido de que, si cualquier acción o procedimiento en relación con el presente Pagaré es iniciado ante cualquier tribunal de los Estados Unidos Mexicanos, el presente Pagaré se regirá por las leyes de los Estados Unidos Mexicanos.

Cualquier acción o procedimiento legal relacionado con y derivado del presente Pagaré podrá ser iniciado, a elección del Banco, en cualquier corte federal o estatal con sede en la Ciudad de Nueva York, Nueva York, Estados Unidos de América, en los tribunales de la Ciudad de México, Distrito Federal, Estados Unidos Mexicanos o en los tribunales de Garza García, Nuevo León, Estados Unidos Mexicanos. La Sociedad renuncia a la jurisdicción de cualesquiera otros tribunales que pudiere corresponderle por cualquier otra razón.

En caso de que se inicie un juicio por el tenedor del presente Pagaré para exigir el pago del mismo, la Sociedad se obliga a reembolsarle al tenedor del presente Pagaré, los gastos y honorarios legales relacionados con dicho juicio por la cantidad que el tribunal competente considere razonable.

La Sociedad por medio del presente renuncia a todo procedimiento, presentación, protesto o notificación de incumplimiento total o parcial, o rechazo de pago con respecto al presente Pagaré.

La falta de ejercicio por parte del tenedor de este Pagaré de cualquiera de sus derechos al amparo del mismo no implicará una renuncia a dichos derechos en ese o cualquier otro caso.

El presente Pagaré se firma en inglés y en español, obligando ambas versiones a la Sociedad, en la inteligencia de que la versión en inglés prevalecerá, excepto en el caso de cualquier acción, demanda o procedimiento ante los tribunales de los Estados Unidos Mexicanos, en cuyo caso la versión en español prevalecerá.

Este Pagaré consta de 5 páginas, cada una de las cuales está debidamente firmada.

Instruments and Credit Transactions (Ley General de Títulos y Operaciones de Crédito) the term for presentation of this Promissory Note for payment, is hereby irrevocably extended two months after the [Reduction Date] or [Maturity Date], in the understanding that such extension will not restrict the ability of the holder hereof to present this Promissory Note before such date, only with respect to the amounts due and not paid hereunder.

This Promissory Note shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, United States of America, provided, however, that if any action or proceeding in connection with this Promissory Note shall be brought in any courts in the United Mexican States, this Promissory Note shall be deemed to be governed by the laws of United Mexican States.

Any legal action or proceeding arising out of or relating to this Promissory Note may be brought, at the election of the Bank, in any New York State or Federal court sitting in the City of New York, New York, United States of America, or in the courts located in the City of Mexico, Federal District, United Mexican States or in the courts located in Garza Garcia, Nuevo León, United Mexican States. The Company waives the jurisdiction of any other courts that may correspond for any other reason.

In the event a legal action is brought by the holder hereof to enforce this Promissory Note, the Company hereby agrees to reimburse to the holder hereof the expenses and attorneys fees related thereto as the corresponding court considers reasonable.

The Company hereby waives diligence, presentment, protest or notice of total or partial non-payment or dishonor with respect to this Promissory Note.

Failure by the holder hereof to exercise any of its rights hereunder in any instance shall not constitute a waiver hereof in that or any other instance.

This Promissory Note has been executed in both English and Spanish versions, both of which shall bind the Company; provided, however, that the English version shall be controlling, except in any action, suit or proceeding brought in the courts of the United Mexican States, in which case the Spanish version shall be controlling.

This Promissory Note consists of 5 pages, each of which is duly signed.

Garza García, Nuevo León, Monterrey, de __________________ de 200_.

Garza García, Nuevo León, Monterrey, ___________ __ de 200_.

GRUMA, S.A. DE C.V.

By/Por: Title/Cargo: Apoderado / Attorney-in-Fact Lugar de Firma/Place of execution: Garza Garcia, Nuevo León Nuevo León, México Fecha de Firma/Date of execution:

By/Por: Title/Cargo: Apoderado / Attorney-in-Fact Lugar de Firma/Place of execution: Garza García, Nuevo León Nuevo León, México Fecha de Firma/Date of execution:

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EXHIBIT D

COMPLIANCE CERTIFICATE

GRUMA, S.A. DE C.V.

     This Compliance Certificate is delivered pursuant to Section 6.01 (c) of the Loan Agreement, dated as of December   , 2002 (as amended or modified, the “Loan Agreement”), among GRUMA, S.A. de C.V. (the “Company”), Bank of America, N.A., as Administrative Agent, Banc of America Securities LLC, as Lead Arranger and the various financial institutions as are, or may from time to time become, parties thereto (the “Banks”). Unless otherwise defined herein or the context otherwise requires, terms used herein or in any of the attachments hereto have the meanings provided in the Loan Agreement.

     The Company hereby certifies, represents and warrants that for the period (the “Computation Period”) commencing on         ,    , and ending on        ,     (such latter date being the “Computation Date”) no Default or Event of Default had occurred and was continuing. The Company hereby further certifies, represents and warrants that as of the Computation Date:

(a) The Interest Coverage Ratio was to , as computed on Attachment 1 hereto. The minimum Interest Coverage Ratio permitted pursuant to Section 7.09 of the Loan Agreement on the Computation Date was 2.50 to 1.00.

(b) The Maximum Leverage Ratio was to , as computed on Attachment 2 hereto. The Maximum Leverage Ratio permitted pursuant to Section 7.10 of the Loan Agreement on the Computation Date was 3.50 to 1.00.

     IN WITNESS WHEREOF, the Company has caused this Compliance Certificate to be executed and delivered, and the certification and warranties contained herein to be made, by its Responsible Officer on           ,         .

GRUMA, S.A. de C.V.

By

Title:

Attachment 1
(to    /   /    Compliance
Certificate)

INTEREST COVERAGE RATIO
on
(the “Computation Date”)

Interest Coverage Ratio:

1.	Consolidated EBITDA for the Measurement Period ending on the Computation Date

	(a)	consolidated operating income (determined in accordance with Mexican GAAP)	US$

	(b)	the amount of depreciation and amortization expense for such period deducted in determining consolidated operating income	US$

2.	The sum of Item 1(a) and Item 1(b)		US$

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3.	Consolidated Interest Charges

(a)	all interest, premium payments, fees, charges and related expenses of the Company and its Consolidated Subsidiaries for the Measurement Period ending on the
Computation Date in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each
	case to the extent treated as interest in accordance with Mexican GAAP.	US$

	(b) the portion of rent expense of the Company and its Consolidated Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with Mexican GAAP	US$

4.	The sum of Item 3(a) and Item 3(b)	US$

5.	The ratio of Item 2 to Item 4	to

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Attachment 2
(to   /   /    Compliance
Certificate)

MAXIMUM LEVERAGE RATIO
on
(the “Computation Date”)

Maximum Leverage Ratio:

1.	Total Funded Debt of the Company on the Computation Date	US$

2.	Consolidated EBITDA for the Measurement Period ending on the Computation Date

	(a) consolidated operating income	US$

	(b) the amount of depreciation and amortization expense for such period deducted in determining Consolidated Net Income	US$

3.	The sum of Item 2(a) and Item 2(b)	US$

4.	Ratio of Item 1 to Item 3	to

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EXHIBIT E

FORM OF ASSIGNMENT AND ACCEPTANCE

     Reference is made to the Loan Agreement, dated as of December     , 2002 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among GRUMA, S.A. de C.V. (the “Company”), the Banks party thereto, Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), and Banc of America Securities LLC, as Lead Arranger and sole book manager (the “Lead Arranger”). Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

                                 (the “Assignor”) and            (the “Assignee”) hereby agree as follows:

     1.     The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), a      % interest (the “Assigned Interest”) in and to the Loan(s) made by the Assignor outstanding on the Effective Date in the aggregate principal amount set forth in Annex 1 hereto, and the Assignor’s rights and obligations as a Bank under the respective Loan Agreement.

     2.     The Assignor

          A.     makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of, and has not created any adverse claim upon, the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; and

          B.     makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of the obligations under the Loan Agreement to which it is a party or any other Loan Document (as defined in the respective Loan Agreement) or any other instrument or document furnished pursuant hereto or thereto.

          C.     attaches the Note(s) held by it and requests that the Administrative Agent exchange such Note(s) for [a Note] [Notes] of the Company payable to the Assignee and (if the Assignor has retained any interest in the Commitments and Loans) [a Note] [Notes] payable to the Assignor in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date (defined below)).

     3.     The Assignee

          A.     represents and warrants that it is a commercial bank registered with the Ministry of Finance and [resident] [having its principal office as a resident] for tax purposes in a jurisdiction] [branch or agency of a financial institution that is a resident of a jurisdiction] that is a party to an income tax treaty to avoid double taxation with Mexico and is legally authorized to enter into this Assignment and Acceptance;

          B.     confirms that it has received a copy of the Loan Agreement, together with a copy of the financial statements delivered pursuant to Section 6.01 of the Loan Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;

          D.     agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent, the Arranger or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement and the other Loan Documents and any other instrument or document furnished pursuant hereto or thereto;

          E.     appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the respective Loan Agreement and the other Loan Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and

          F.     agrees that it will be bound by the provisions of the Loan Agreement and will perform in accordance with their respective terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Bank.

     4.     The effective date of this Assignment and Acceptance shall be      , 200     (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent and the Company for acceptance by the Administrative Agent and the Company, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent). The [Assignor] [Assignee] agrees to pay the processing fee payable pursuant to Section 10.08(a) of the Loan Agreement.

     5.     Upon such acceptance, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     6.     From and after the Effective Date,

          A.     the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and under the other Loan Documents and shall be bound by the provisions thereof; and

          B.     the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

     7.     This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers.

[name of Assignor]

By:
Title:

[name of Assignee]

By:
Title:

ACCEPTED THIS ___ day of

______________________, 200_

GRUMA, S.A. de C.V.

By:
Title:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Title:

Annex 1
to
Assignment and Acceptance

1.	Borrower: GRUMA, S.A. de C.V.

2.	Date of Loan Agreement: December , 2002

3.	Assignor:

4.	Assignee:

5.	Date of Assignment and Acceptance:

6.	Effective Date:

7.	Amount Payable by the Assignee to the Assignor on the Effective Date:

8.	Assignee’s Share:

(a)	Assigned Amount:

(b)	Assignee’s Pro Rata Share:

[9.	Fee:]

[10.	Interest Rate:]

[11.	Interest Period:]

12.	Payment Instructions:

Assignor:

Assignee:

13.	Assignee’s Notice

Instructions:

14.	Other Information:

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EXHIBIT F

FORM OF OPINION OF
GENERAL COUNSEL TO THE COMPANY

December   , 2002

Bank of America, N.A.,
(on behalf of itself, in its capacity
as Administrative Agent and for and on
behalf of the Lead Arranger and the Banks party to the
Loan Agreement referred to below)

Ladies and Gentlemen:

     I have acted as in-house Counsel to Gruma, S.A. de C.V. (the “Company”) in connection with the Loan Agreement dated as of December      , 2002 (the “Loan Agreement”) among the Company, Bank of America, N.A., as Administrative Agent, Banc of America Securities LLC, as Lead Arranger and the various financial institutions as are, or may from time to time become, parties thereto (the “Banks”).

     This opinion is furnished to you pursuant to Section 4.01 (f)(i) of the Loan Agreement. Except as otherwise specified herein, capitalized terms used herein shall have the respective meanings ascribed thereto in the Loan Agreement.

     I express no opinion as to any laws other than the laws of the United Mexican States (“Mexico”) and I have assumed that there is nothing in any other law that affects my opinion which is delivered based on the legal provisions as of the date hereof (and as of the date of execution by the Company of the Loan Documents). In particular, I have made no independent investigation of the laws of the United States of America or any jurisdiction thereof as a basis for the opinions stated herein and do not express or imply any opinion on, or based upon the criteria or standards provided for in, such laws.

     In rendering the opinions expressed below, I have examined originals, or copies certified to my satisfaction of the (i) Loan Agreement, (ii) the Notes, (iii) the by-laws (estatutos sociales) of the Company and all amendments thereto, and (iv) corporate records of the agreements and other

2

instruments, certificates of public officials, corporate resolutions, certificates and other documents, as I have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, I have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons.

     In my examination of the documents referred to above, I have assumed the authenticity of all such documents submitted to me as originals, the genuineness of signatures on originals (except for the signature of any officer of the Company), the due authority of the parties executing such documents (other than the Company), the genuineness of all signatures, stamps and seals (other than the Company) and the conformity of all copies submitted to me to their originals or certified copies thereof.

     I also have assumed that, except for the Company, the Loan Agreement has been duly authorized, executed and delivered by each of the parties thereto and constitute legal, valid, binding and enforceable obligations to such parties, in accordance with their respective terms under the laws of the State of New York, and that the Loan Agreement conform to the specimen thereof examined by me, assumptions which I have not independently verified.

     Based upon the foregoing, and having regard to legal considerations which I deem relevant, I am of the opinion that:

(i)	The Company is a corporation duly organized as a limited liability stock company (“Sociedad Anónima de Capital Variable”) and validly existing under the laws of Mexico with full power and authority under the laws of Mexico to execute, deliver and perform its obligations under the Loan Agreement and the Notes, and is properly qualified and entitled to carry on its business.

(ii)	The Loan Agreement and the Notes have been duly executed and delivered by the Company and the obligations expressed to be assumed by the Company thereunder will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms and the Notes may be enforced through summary proceedings as a “título de crédito” pursuant to the Mexican Law of Credit Instruments and Operations (“Ley General de Títulos y Operaciones de Crédito”).

(iii)	All necessary actions under the laws of Mexico have been duly taken by or on behalf of the Company for authorization, execution, delivery and performance by the Company of the Loan Agreement and the Notes. No authorizations, filings, registrations, consents or approvals are required from any Governmental Authority in Mexico in connection with the execution or delivery of the Loan Agreement and the Notes.

3

(iv)	As of the date hereof (and as of the date of execution by the Company of the Loan Documents), there is no tax, deduction, or impost imposed by Mexico or any political subdivision thereof either (i) on or by virtue of the execution or delivery of the Loan Agreement and the Notes, or (ii) on any payment to be made by the Company to the Banks pursuant to the Loan Agreement or the Notes except for withholding taxes on interest payments made to the Banks as provided in the Mexican Income Tax Law (“Ley del Impuesto Sobre la Renta”) and the conventions for the avoidance of double taxation with respect to Taxes on income executed by and in effect in México.

(v)	The execution and delivery of the Loan Agreement and the Notes by the Company and the performance of the Company’s obligation thereunder and the consummation of the transactions contemplated in the Loan Agreement and the Notes, do not and will not conflict with or constitute a breach of, or result in a default or the creation of any lien, under (i) the constituent documents and by-laws of the Company; (ii) any agreement or instrument to which the Company is a party or by which it or any of its properties is bound; (iii) any judgment or order of any governmental body, agency or court in Mexico applicable to the Company or any of its properties; or (iv) any decree, law, treaty, convention, rule or regulation applicable to the Company or any of its properties.

(vi)	Except as disclosed in Schedule 5.05 of the Loan Agreement, as of the date hereof there is neither pending nor, threatened, any action, suit or proceeding, against the Company or any of its Material Subsidiaries or the property of the Company or any of its Material Subsidiaries before any court or arbitrator or any governmental body, agency or official in which a decision against the Company or such Subsidiary could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of the Loan Agreement or the Notes.

(vii)	It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence of the Loan Agreement or the Notes that any document be filed, recorded or enrolled with any Governmental Authority in Mexico or that any stamp, registration or similar tax be paid on or in respect thereof.

(viii)	The Company is not entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

(ix)	The submission by the Company in the Loan Documents to the jurisdiction of any New York State or federal court sitting in New York City, or to the jurisdiction of

4

the courts of Mexico (as the case may be) is valid and binding on the Company and not subject to revocation.

(x)	In the event a judgment of any New York State court or federal court sitting in the City of New York (each, a “New York Court”) for the payment of money were rendered against the Company under any of the Loan Agreement or the Notes, it would be recognized and enforced by the courts of Mexico without further review on the merits, pursuant to Articles 569 and 571 of the Mexican Federal Code of Civil Procedures and Article 1347A of the Mexican Commerce Code, which provide, inter alia, that any judgment rendered outside Mexico may be enforced by Mexican courts, provided that:

(a) such judgment is final and obtained in compliance with legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of the Loan Agreement and the Notes;

(b) such judgment is strictly for the payment of a certain sum of money and has been rendered in an “in personam action” as opposed to an “in rem action”;

(c) service of process was made personally on the Company, as applicable, or on the appropriate process agent (a court of Mexico would consider a service of process upon the duly appointed agent by means of a notarial instrument complying with Mexican law, to be personal service of process meeting procedural requirements of Mexico; service of process by mail is not considered personal service under Mexican law);

(d) such judgment does not contravene public policy matters under Mexican law, international treaties or agreements binding upon Mexico or generally accepted principles of international law;

(e) the applicable procedures under the law of Mexico with respect to the enforcement of foreign judgments (including the issuance of letters rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof), are complied with;

(f) the courts of the jurisdiction rendering such judgment recognize the principles of reciprocity in connection with enforcement of

5

Mexican judgments; and

(g) no judgment or action on the same subject between the parties thereto in any Mexican court shall have been initiated or be pending. The obligations of the Company, as applicable, under the Loan Agreement and the Notes in the case of a final judgment rendered in a New York Court would not be governed by Mexican law and enforcement of such judgment in Mexico would not contravene Mexican law or public policy, international treaties binding upon Mexico or generally accepted principles of international law, provided it complies with (a) through (g) of this paragraph (x).

(xi)	In any proceedings taken in Mexico for the enforcement of the provisions of the Loan Agreement and the Notes, the choice of the laws of the State of New York or, as the case may be, Mexican Law as governing law thereof, will be recognized and enforced.

(xii)	Neither party to the Loan Agreement nor any party to whom any Note is issued to, will be deemed to be resident, domiciled or carrying on any commercial activity in Mexico, or subject to taxation in Mexico, by reason only of their execution, performance and /or enforcement of obligations thereunder.

(xiii)	It is not necessary under the laws of Mexico in order to enable a party to the Loan Agreement or the Notes to enforce its rights thereunder that it be resident, domiciled, licensed, authorized, qualified or otherwise entitled to carry on business in Mexico.

(xiv)	The obligations of the Company under the Loan Agreement and the Notes will constitute direct and unconditional obligations (except for those conditions set forth therein) of the Company, and rank and will rank at least pari passu with all other unsecured and unsubordinated creditors (contingent or otherwise) of the Company, except for those whose claims are preferred solely by any suspension of payments, bankruptcy, “concurso mercantil”, insolvency, liquidation, reorganization moratorium or other laws of general application relating to or affecting the rights of creditors (including claims for taxes unpaid, wages, social security, housing fund and worker’s retirement quotas).

(xv)	The execution by the Company of the Loan Documents constitutes, and the exercise by the Company of its rights and the performance by the Company of its obligations thereunder, constitute private and commercial acts done and performed for private and commercial purposes.

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(xvi)	The Company has not taken any corporate action nor have any other steps been taken or legal proceedings been started or to the best of my knowledge threatened against the Company for its winding-up, dissolution or reorganization or for the appointment of a receiver, trustee or similar officer of it or any or all of its assets or revenues.

(xvii)	The Company is not in breach of or in default under any agreement to which it is a party or which is binding on it or any of the assets of the Company to an extent or in a manner which could reasonably be expected to have a Material Adverse Effect.

     This opinion is subject to the following qualifications:

a)	Covenants of the Company which purport to bind it on matters reserved by law to shareholders, or which require for their compliance to bind shareholders to vote or refrain from voting or require Company to vote or refrain from voting in any of its Material Subsidiaries, are not enforceable under Mexican Law through specific performance;

b)	Unilateral determinations by the Administrative Agent or any of the Banks are subject to the effect that the Company may be entitled to request documents supporting such determinations or to submit to the court evidence to the contrary;

c)	The right of set-off set forth in Section 10.10 of the Loan Agreement may only be exercised (i) with respect to amounts ascertained and payable, (ii) provided there is an existing relationship between the corresponding Bank and the Company, and (iii) prior notice to the Company from such Bank informing of its decision to exercise such right;

d)	In the event that any legal proceedings are brought in the courts of Mexico, a Spanish translation of the documents required in such proceedings, prepared by a court-approved translator, would have to be approved by the court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents; and

e)	In the event that proceedings are brought before a Mexican court seeking performance in Mexico of the Company’s obligations under the Loan Agreement and the Notes, the Company, pursuant to the provisions of Article 8 of the Mexican Monetary Law (Ley Monetaria de los Estados Unidos Mexicanos), may discharge

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its obligations by paying in lawful currency of Mexico any sums otherwise due and payable in lawful currency other than Mexican currency, calculated at the rate of exchange published by Banco de México on the date such payment is made, therefore, I express no opinion as to the validity or enforceability of Section 10.16 of the Loan Agreement with respect to the obligation of the Company to indemnify the Administrative Agent and the Banks for any loss suffered as a result of any payment made by the Company in currencies other than Dollars.

     This opinion is addressed to you solely for your benefit in connection with the Loan Agreement and the Notes. This opinion may not be for any other purpose quoted, circulated, filed or referred to in any public document or relied upon by you for any other purpose or relied upon by or furnished to any other person, firm or corporation without my prior written consent.

Very truly yours,

By:
Salvador Vargas Guajardo

EXHIBIT G

FORM OF OPINION OF SPECIAL NEW YORK COUNSEL
TO THE COMPANY

December __, 2002

To the Administrative Agent
and the several financial institutions
party to the Loan Agreement referred to
below and set forth on Schedule I
hereto

Ladies and Gentlemen:

     We have acted as special New York counsel to GRUMA, S.A. de C.V., a sociedad anónima de capital variable (the “Company”) organized and existing under the laws of Mexico, in connection with the transactions contemplated in the Loan Agreement, dated as of December 18, 2002 (the “Loan Agreement”), among the Company, the financial institutions from time to time party thereto (the “Banks”), Bank of America, N.A., as Administrative Agent, and Banc of America Securities LLC, as Lead Arranger and Sole Book Manager.

     This opinion is delivered to you pursuant to Section 4.01(f)(ii) of the Loan Agreement. Capitalized terms used herein which are defined in the Loan Agreement shall have the respective meanings set forth in the Loan Agreement, unless otherwise defined herein.

     In rendering the opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following documents:

     (a)     the Loan Agreement; and

     (b)     such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

     We have conducted such examinations of law as we have deemed necessary or appropriate as the basis for the opinions set forth below. We have relied upon, and assumed the truth and accuracy of, factual matters set forth in certificates of the parties to the Loan Agreement, documents and records supplied to us and the representations and warranties of the parties in the Loan Agreement. We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

In rendering the opinions set forth herein, we have also assumed that:

(i) each party to the Loan Agreement is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to execute and deliver, and perform its obligations under, the Loan Agreement;

(ii) the execution and delivery of the Loan Agreement have been duly authorized by all necessary corporate action and proceedings on the part of each party thereto; and the Loan Agreement has been duly executed and delivered by each party and constitutes the valid and binding obligations of such parties (other than the Company with respect to matters of the laws of the State of New York and the federal laws of the United States of America), enforceable against each party to the Loan Agreement (other than the Company with respect to matters of the laws of the State of New York and the federal laws of the United States of America) in accordance with its terms;

(iii) neither the execution, delivery or performance by the Company of the Loan Agreement or compliance by it with the terms and provisions thereof, nor the use of the proceeds of the Loans as contemplated therein (a) except as addressed in paragraph 2 below, will contravene or violate any provision of any law, (b) conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default in respect of, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon, any of the property or assets of the Company pursuant to the terms of any (x) indenture, mortgage, deed of trust, credit agreement, loan agreement to which the Company is a party or by which any of its properties or assets are bound or to which it may be subject or (y) other agreement, contract or instrument to which the Company is a party or by which any of its properties or assets are bound or to which it may be subject or (c) will violate any provision of the corporate charter (estatutos sociales) or other organizational documents of the Company; and

(iv) except as to governmental or regulatory authorities or agencies of the United States of America or the State of New York, which are addressed in paragraph 2 below, no governmental approval by any Governmental Authority (except as have been obtained or made and

2

are in full force and effect), is required to authorize, or is required in connection with, (a) the execution, delivery and performance by the Company of the Loan Agreement or (b) the legality, validity, binding effect or enforceability of the Loan Agreement.

     Our opinion is also subject to the qualification that we express no opinion as to the effect of (i) whether any party to the Loan Agreement will comply with the Loan Agreement, (ii) compliance or non-compliance by any party to the Loan Agreement with any law applicable to it, (iii) the legal or regulatory status or the nature of the business of any party to the Loan Agreement, or (iv) the failure of any party to be authorized to do business in any jurisdiction.

     On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications, assumptions and exceptions set forth herein, we are of the opinion that as of the date hereof:

     1.          The Loan Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the following:

(i) (a) the effects of bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally; (b) general principles of equity (regardless of whether enforcement is sought in equity or at law), including the possible unavailability of specific performance, injunctive relief or any other equitable remedy; (c) concepts of materiality, reasonableness, good faith and fair dealing; and (d) the effects of the possible judicial application of foreign laws and foreign governments or judicial action affecting creditors’ rights;

(ii) the enforceability of Section 10.05 of the Loan Agreement and any other similar provisions may be limited by (a) laws (including any federal or state securities law, rule or regulation) rendering unenforceable indemnification contrary to any such laws, rules or regulations and the public policy underlying such laws, rules or regulations, (b) laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification or contribution of a party against, liability for its own negligence, misconduct or bad faith or the negligence, misconduct or bad faith of its agents and (c) laws requiring collection and enforcement costs (including fees and disbursements of counsel) to be reasonable;

(iii) no opinion is expressed herein as to the enforceability of provisions in the Loan Agreement to the effect that terms may not be waived or modified except in writing;

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(iv) no opinion is expressed herein as to (a) the effect of the laws of any jurisdiction in which the Administrative Agent or any Bank is located (other than the federal laws of the United States of America and the laws of the State of New York) that limit the interest, fees or other charges Administrative Agent or such Bank may impose, (b) Section 10.15(a) of the Loan Agreement insofar as such Section relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Loan Documents, (c) any provision of the Loan Agreement governing rights to set-off to be made other than in accordance with applicable law, or (d) Section 10.17 of the Loan Agreement.

     2.          No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental authority of the State of New York or federal governmental authority of the United States of America, is required to authorize, or is required in connection with (i) the execution and delivery of, and the performance of any of the obligations of the Company under, the Loan Agreement or (ii) the validity, binding effect or enforceability against the Company of the Loan Agreement.

     In rendering our opinion set forth in paragraph 1 above, as it pertains to the enforceability of the provision contained in Section 10.14 of the Loan Agreement pursuant to which the parties thereto agree that the laws of the State of New York shall govern such documents, we have relied on Section 5-1401 of the New York General Obligations Law, which states in pertinent part that, “The parties to any contract, agreement or undertaking, contingent or otherwise, in consideration of, or relating to any obligation arising out of a transaction covering in the aggregate not less than two hundred fifty thousand dollars, . . . may agree that the law of this state shall govern their rights and duties in whole or in part, whether or not such contract, agreement or undertaking bears a reasonable relation to this state.” We note that one United States federal district court sitting in New York, in upholding the application of Section 5-1401 of the General Obligations Law in a case in which it found sufficient connections to New York State, suggested that the enforcement of the election of the parties to a contract to apply New York law might present a constitutional issue if New York State had no connection to either of the parties or the transaction and if applying New York law would violate an important public policy of a more interested state. Lehman Brothers Commercial Corporation and Lehman Brothers Special Financing Inc. v. Minmetals International Non-Ferrous Metals Trading Company et al., 2000 U.S. Dist. LEXIS 16445, No. 94 Civ. 8301, 2000 WL 1702039 (S.D.N.Y. Nov. 13, 2000) (the “Minmetal Opinion”). The Minmetal Opinion did not address, and we have not found any judicial interpretation of, what constitutes “no connection” for purposes of Section 5-1401 of the New York General Obligations Law.

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     We call to your attention that the Minmetal Opinion stated that even if a contract were governed by New York law and could have been legally performed in New York, it is not enforceable under New York law if it is illegal in its place of performance and the parties entered into the contract knowing that it was illegal in its place of performance or were deliberately ignorant of such illegality. For the purposes of our opinion set forth in paragraph 1 above in respect of the Loan Agreement, we have assumed that the parties did not enter into the Loan Agreement with knowledge or deliberate ignorance of the illegality of such documents in its place of performance.

     In connection with the provisions of the Loan Agreement which relate to forum selection (including any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum), we note that under Section 510 of the New York Civil Practice Law and Rules (“NYCPLR”) a New York state court may have discretion to transfer the place of trial and under 28 U.S.C. §1404(a) a United States District Court has discretion to transfer an action from one United States District Court to another, and we offer no opinion respecting whether a court would exercise such discretion.

     We also note that the recognition and enforcement in the New York state or U.S. federal courts sitting in the State of New York of a foreign judgment obtained against a party is subject to Article 53 of the NYCPLR, entitled “Recognition of Foreign Country Money Judgments.”

     The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States of America and we do not express any opinion herein with respect to any law, other than the laws of the State of New York and the federal laws of the United States of America.

     This opinion is being furnished only to you in connection with the execution and delivery of the Loan Agreement and is solely for your benefit and may not be relied upon by you for any other purpose or relied upon by any other person, firm or entity for any purpose or used, circulated, quoted or otherwise referred to for any purpose without our prior express written consent, except that each Assignee who becomes a party to the Loan Agreement in accordance with Section 10.08(a) thereof may rely on this opinion as if addressed to such Person on the date hereof.

     This opinion is being given as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention with respect to the matters discussed herein, including any changes in applicable law which may hereafter occur.

Very truly yours,

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SCHEDULE I

Bank of America, N.A., as Agent
1455 Market Street
CA4-701-12-09
San Francisco, CA 94013

Banc of America Securities, LLC, as Lead Arranger
Latin America Debt Capital Markets
9 West 57th Street, 32nd Floor
New York, NY 10019

ABN Amro Bank, N.V.
Prol. Paseo de la Reforma 600-320
Col. Santa Fe
Mexico 01210, D.F.

BankBoston, N.A.
100 Rustcraft Road
Dedham, MA 02026

Bank of America, N.A.
Paseo de la Reforma
Mexico City, DF, C.P 06500
Mexico

Bank of Montreal
115 South LaSalle St. SW
Chicago, IL 60603

Bank One, National Association
1 Bank One Plaza, Suite IL-0556
Chicago, IL 60670

BBVA Bancomer, S.A., Institucion De Banca
Multiple Grupo Financiaero BBVA Bancomer
(Grand Cayman Branch)
Vasconcelos 101 Ote. 1er Piso
Col. Residencial San Agustin
B6220 Garza
Garcia, N.L.

BNP Paribas, Panama Branch
Via Espana, No. 200
Panama
Panama

Citigroup
2029 Century Park East, 42nd Floor
Los Angeles, CA 90087

Comerica Bank
500 Woodward Avenue
International Dept. MC: 3330
Detroit, MI 48226-3330

Cooperatieve Centrale Raiffeisen-
Boerenleenbank B.A. “Rabobank
International”, New York Branch
245 Park Avenue
New York, NY 10167-0062

Landesbank Schleswig-Holstein Girozentrale,
New York Branch
590 Madison Avenue, 28th Floor
New York, NY 10022

Societe Generale, New York Branch
1221 Avenue of the Americas
New York, NY 10020

The Bank of Nova Scotia
Calzada del Valle 202
Ote. Piso 1
Col. Del Valle, C.P. 66220
Garza Garcia N.L.
Mexico

Wachovia Bank, National Association
191 Peachtree St., NE, 22nd Floor
Atlanta, GA 30303

West LB AG, New York Branch
1211 Avenue of the Americas
New York, NY 10036

2

EXHIBIT H

FORM OF OPINION OF NEW YORK COUNSEL
TO THE ADMINISTRATIVE AGENT

December ___, 2002

To the Administrative Agent
and to the Banks listed on Schedule I
Attached hereto

Re: Gruma, S.A. de C.V.

Ladies and Gentlemen:

     We have acted as special New York counsel for Bank of America, N.A. (the “Administrative Agent”) in connection with the transaction contemplated by the Loan Agreement, dated as of December      , 2002 (the “Loan Agreement”), among Gruma S.A. de C.V. (the “Company”), the several financial institutions from time to time party thereto (collectively, the “Banks”), the Administrative Agent, and Banc of America Securities LLC, as Lead Arranger and Sole Book Manager.

     This opinion is furnished to you pursuant to Section 4.01(f)(iii) of the Loan Agreement. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

     We have examined originals or copies of the following documents, all dated as of December      , 2002 (the “Documents”):

(i) Loan Agreement;

(ii) Term Notes issued by the Company in favor of the Banks; and

(iii) Revolving Notes issued by the Company in favor of the Banks.

     In addition, we have considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

     We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of the Documents, we have also assumed that:

     (a)     each of the parties to the Documents is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization;

     (b)     each of the parties to the Documents has the power and authority to execute and deliver, and to perform and observe the provisions of, the Documents;

     (c)     the Documents have each been duly authorized, executed and delivered by each of the parties thereto;

     (d)     each Document constitutes the legal, valid and binding obligation of each party thereto (other than the Company), enforceable against each such party in accordance with its terms;

     (e)     no registration with, consent or approval of, notice to, or other action by, any governmental entity is required on the part of the Company for the execution, delivery or performance by the Company of the Documents, or if required, such registration has been made, such consent or approval has been obtained, such notice has been given or such other appropriate action has been taken;

     (f)     the execution, delivery and performance of the Documents by the Company are not in violation of its estatutos sociales or the laws of Mexico;

     (g)     the execution, delivery and performance of the Documents by the Company will not violate or result in a material breach of any of the terms of or constitute a material default under or (except as contemplated in the Documents) result in the creation of any lien, charge or encumbrance on any property or assets of the Company, pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or order; and

     (h)     for purposes of our opinion regarding enforceability of the New York choice of law provision in the Loan Agreement and the Notes, no provision of the Loan Agreement or the Notes violates the public policy of any jurisdiction other than the State of New York having a substantial relationship to the transactions contemplated by the Loan Agreement, and no provision of the law of the State of New York applicable to the Loan Agreement and the Notes violates the public policy of any such other jurisdiction. We express no opinion as to the effect on the opinions expressed herein of any laws other than the laws of the State of New York and federal laws of the United States.

     The opinions hereinafter expressed are subject to the following further qualifications and exceptions:

     (1)     The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.

     (2)     Limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Documents; and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where a default under the Documents is not material.

     (3)     Except to the extent encompassed by an opinion set forth below with respect to the Company, we express no opinion as to the effect on the opinions expressed herein of (1) the compliance or non-compliance of any party to the Documents with any law, regulation or order applicable to it, or (2) the legal or regulatory status or the nature of the business of any such party.

     (4)     We express no opinion as to the effect of judicial decisions which may permit the introduction of extrinsic evidence to supplement the terms of the Documents or to aid in the interpretation of the Documents.

     (5)     We express no opinion as to the enforceability of requirements that provisions of the Documents may only be waived in writing to the extent that an oral agreement has been entered into modifying provisions of the Documents.

     (6)     We express no opinion as to the enforceability of provisions of the Documents providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy.

     (7)     We express no opinion as to the enforceability of provisions of the Documents imposing or which are construed as effectively imposing a penalty.

     (8)     We express no opinion as to the enforceability of provisions of the Documents which purport to establish evidentiary standards or to make determinations conclusive or powers absolute.

     (9)     We express no opinion as to the enforceability of any provisions of the Documents requiring the Company to submit to the jurisdiction of any New York federal or state court or providing that disputes arising under the Documents are to be determined by any such court.

     (10)     We express no opinion as to the enforceability of provisions of Documents expressly or by implication waiving broadly or vaguely stated rights, or waiving rights granted by law, where such waivers are against public policy.

     (11)     We express no opinion as to the circumstances under which rights of setoff may be exercised.

     (12)     Our opinion is subject to the qualification that certain provisions of the Documents may be further limited or rendered unenforceable in whole or in part under the laws of the State of New York, but, in our opinion, such laws do not make the remedies afforded by the Documents inadequate for the practical realization of the benefits intended to be provided thereby.

     (13)     We express no opinion as to the enforceability of the waiver of Sovereign Immunity in Section 10.16 of the Loan Agreement to the extent such waiver may be limited by the Foreign Sovereign Immunities Act of 1976 (28 U.S.C. § 1602 et seq).

     We call to your attention that (1) effective enforcement of a claim denominated in a foreign currency may be limited by requirements that the claim (or a judgment in respect of such claim) be converted into Dollars at a rate of exchange prevailing on a specified date, and (2) we express no opinion as to whether a court would award a judgement in a currency other than Dollars.

     Based upon and subject to the foregoing, we are of the opinion that:

     (a)     The Loan Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     (b)     To the extent that the Term Notes are governed by the laws of the State of New York, the Term Notes constitute the valid and binding obligations of the Company enforceable against it in accordance with its terms.

     (c)     To the extent that the Revolving Notes are governed by the laws of the State of New York, the Revolving Notes constitute the valid and binding obligations of the Company enforceable against it in accordance with its terms.

     We express no opinion as to matters governed by any laws other than the substantive laws of the State of New York (including its applicable choice-of-law rules) and federal laws of the United States of America, which are in effect on the date hereof.

     This opinion is solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.

Very truly yours,

Schedule I

Bank of America, N.A., as Agent
1455 Market Street
CA4-701-12-09
San Francisco, CA 94013

Banc of America Securities, LLC, as Lead
Arranger
Latin America Debt Capital Markets
9 West 57th Street, 32nd Floor
New York, NY 10019

ABN Amro Bank, N.V.
Prol. Paseo de la Reforma 600-320
Col. Santa Fe
Mexico 01210, D.F.

BankBoston, N.A.
100 Rustcraft Road
Dedham, MA 02026

Bank of America, N.A.
Paseo de la Reforma
Mexico City, DF, C.P 06500
Mexico

Bank of Montreal
115 South LaSalle St. SW
Chicago, IL 60603

Bank One, National Association
1 Bank One Plaza, Suite IL-0556
Chicago, IL 60670

BBVA Bancomer, S.A., Institucion De Banca
Multiple Grupo Financiaero BBVA Bancomer
(Grand Cayman Branch)
Vasconcelos 101 Ote. ler Piso
Col. Residencial San Agustin
B6220 Garza
Garcia, N.L.

BNP Paribas, Panama Branch
Via España, No. 200
Panama
Panama

Citigroup
2029 Century Park East, 42nd Floor
Los Angeles, CA 90087

Comerica Bank
500 Woodward Avenue
International Dept. MC: 3330
Detroit, MI 48226-3330

Cooperatieve Centrale Raiffeisen-
Boerenleenbank B.A. “Rabobank
International”, New York Branch
245 Park Avenue
New York, NY 10167-0062

Landesbank Schleswig-Holstein Girozentrale,
New York Branch
590 Madison Avenue, 28th Floor
New York, NY 10022

Societe Generale, New York Branch
1221 Avenue of the Americas
New York, NY 10020

The Bank of Nova Scotia
Calzada del Valle 202
Ote. Piso 1
Col. Del Valle, C.P. 66220
Garza Garcia N.L.
Mexico

Wachovia Bank, National Association
191 Peachtree St., NE, 22nd Floor
Atlanta, GA 30303

West LB AG, New York Branch
1211 Avenue of the Americas
New York, NY 10036

EXHIBIT I

FORM OF OPINION OF MEXICAN COUNSEL
TO THE ADMINISTRATIVE AGENT

December ___, 2002

Bank of America, N.A., as Administrative
Agent for the Banks party to the Loan
Agreement referred to below and
set forth on Schedule I hereto

Gruma, S.A. de C.V.

Ladies and Gentlemen:

     We have acted as special Mexican counsel to Bank of America, N.A., as administrative agent (the “Agent”) in connection with the Loan Agreement dated as of December      , 2002 (the “Loan Agreement”) between the Agent, the Banks listed on the signature pages thereof, the Lead Arranger and the Arrangers therein specified and Gruma, S.A. de C.V. (the “Company”). This opinion is furnished to you pursuant to Section 4.01(f)(iv) of the Loan Agreement. Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined.

     In connection with the opinion expressed below, we have reviewed:

(1)	the Loan Agreement;

(2)	the Term Notes and Revolving Notes;

(3)	the documents furnished pursuant to Section 4.01(b) and (c) of the Loan Agreement; and

(4)	all such other documents, agreements and instruments, and such treaties, laws, rules and regulations, and such other documents as we have deemed relevant or appropriate in connection with the giving of this opinion.

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     We have assumed, without any independent investigation or verification of any kind (i) the due authorization, execution and delivery of the Loan Agreement, the Term Notes and the Revolving Notes of all of the parties thereto (other than the Company), as well as the power and authority and legal right thereof under all applicable laws and regulations to enter into, execute, deliver and perform its obligations under the Loan Agreement, the Term Notes and the Revolving Notes; (ii) the validity, binding effect and enforceability of the Loan Agreement, the Term Notes and the Revolving Notes under the laws of the State of New York of the United States of America, and any other jurisdiction, other than Mexico; (iii) the genuineness of all signatures and the authenticity of all opinions, documents and papers submitted to us and (iv) that copies of all opinions, documents and papers submitted to us are complete and conform to the originals thereof.

     As to questions of fact material to the opinions hereafter expressed, we have, when relevant facts were not independently established by us, relied upon certificates of the Company or its officers.

     Based upon the foregoing, we are of the opinion that:

1.	The Company is a sociedad anónima de capital variable, duly organized and validly existing under the laws of Mexico.

2.	The execution, delivery and performance by the Company of the Loan Agreement, the Term Notes and the Revolving Notes are within the Company’s corporate powers, have been duly authorized by all necessary action, and do not contravene any law, rule or regulation known to us.

3.	No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body in Mexico is required for the due execution, delivery and performance by the Company of the Loan Agreement, the Term Notes and the Revolving Notes.

4.	The Loan Agreement, has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and each of the Term Notes and the Revolving Notes, when duly executed by duly authorized attorneys-in-fact of the Company in accordance with the forms thereof attached to the Loan Agreement, will constitute the legal, valid and binding obligations of the

3

Company, enforceable against the Company in accordance with its respective terms.

5.	The Company’s payment obligations under the Loan Agreement, the Term Notes and the Revolving Notes rank and will, under current law, rank, at least pari passu in priority of payment and in all other respects with all other unsecured indebtedness of the Company.

6.	There is no tax, impost, deduction or withholding imposed by Mexico or any political subdivision thereof either (i) on or by virtue of the execution, delivery or enforcement of the Loan Agreement, Term Notes and the Revolving Notes or (ii) on any payment to be made by the Company to the Banks pursuant to the Loan Agreement or the Term Notes and the Revolving Notes except for withholding taxes on interest payments and other amounts legally deemed as interest made to the Banks as provided in the Mexican Income Tax Law (Ley del Impuesto Sobre la Renta).

7.	The Loan Agreement, the Term Notes and the Revolving Notes are in proper legal form under the laws of Mexico for the enforcement thereof against the Company.

8.	To ensure the legality, validity, enforceability or admissibility in evidence of the Loan Agreement, the Term Notes and the Revolving Notes in Mexico, it is not necessary that the Loan Agreement, the Term Notes and the Revolving Notes or any other document be filed or recorded with any court or other authority in Mexico.

9.	The choice of New York law as the governing law of the Loan Agreement and the Note is a valid choice of law.

10.	It is not necessary under the laws of Mexico (i) in order to enable the Agent or any of the Banks to enforce its rights under the Loan Agreement, the Term Notes and the Revolving Notes or (ii) by reason of the execution, delivery or performance of the Loan Agreement, the Term Notes and the Revolving Notes, that it should be licensed, qualified or entitled to carry on business in Mexico.

11.	Each Bank is not and will not, under current law, be deemed a resident, domiciled or carrying on business in Mexico, by reason solely of the execution, delivery, performance or enforcement of the Loan Agreement, the Term Notes and the Revolving Notes.

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12.	Any judgment obtained in a State or Federal court sitting in the City of New York, State of New York, arising out of or in relation to the obligations of the Company under the Loan Agreement or the Term Notes and Revolving Notes would be enforceable in Mexico against the Company pursuant to Articles 569 and 571 of the Federal Code of Civil Procedure of Mexico and Article 1347A of the Mexican Commerce Code, which provide, inter alia, that any judgment rendered outside Mexico may be enforced by Mexican courts, provided that:

(a) such judgment is obtained in compliance with legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of the Loan Agreement, the Term Notes and Revolving Notes;

(b) such judgment is strictly for the payment of a certain sum of money, based on an in personam (as opposed to in rem) action;

(c) service of process was made personally on the Company or on its duly appointed process agent;

(d) such judgment does not contravene Mexican law, public policy of Mexico, international treaties or agreements binding upon Mexico generally accepted principles of international law;

(e) the applicable procedure under the laws of Mexico with respect to the enforcement of foreign judgments (including the issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) is complied with;

(f) such judgment is final in the jurisdiction where obtained; and

(g) the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction; and

(h) the action in respect of which such judgment is rendered is not subject to legal proceedings in Mexico, among the same parties.

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     The foregoing opinion is subject to the following qualifications:

(a)	Enforcement of the Loan Agreement, the Term Notes and Revolving Notes may be limited by bankruptcy, insolvency, concurso mercantil, liquidation, reorganization, moratorium, tax, labor and other similar laws of general application relating to or affecting the rights of creditors generally.

(b)	In any proceedings brought to the courts of Mexico for the enforcement of the Loan Agreement, the Term Notes and Revolving Notes against the Company, a Mexican court would apply Mexican procedural law in such proceedings.

(c)	In the event that proceedings are brought to Mexico seeking performance of the obligations of the Company in Mexico, pursuant to the Mexican Monetary Law, the Company may discharge its obligations by paying any sums due in currency other than Mexican currency, in Mexican currency at the rate of exchange prevailing in Mexico on the date when payment is made, and, consequently, Section 10.16 of the Loan Agreement may not be enforceable in Mexico.

(d)	Provisions of the Loan Agreement or the Term Notes and Revolving Notes granting discretionary authority to the Agent or the Banks cannot be exercised in a manner inconsistent with relevant facts nor defeat any requirements from a competent authority to produce satisfactory evidence as to the basis of any determination; in addition, under Mexican law, the Company will have the right to contest in court any notice or certificate of the Agent or the Banks purporting to be conclusive and binding.

(e)	In the event the any legal proceedings are brought to the courts of Mexico, a Spanish translation of the documents required in such proceedings prepared by a court-approved translator would have to be approved by the court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

(f)	In any bankruptcy proceeding initiated in Mexico pursuant to the laws of Mexico labor claims, claims of tax authorities for unpaid taxes, Social Security quotas and Workers’ Housing Fund quotas will have priority over claims of the Agent and the Banks.

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(g)	With respect to provisions contained in the Loan Agreement in connection with service of process, it should be noted that service of process by mail does not constitute personal service of process under Mexican law and, since such service is considered to be a basic procedural requirement, if for purposes of proceedings outside Mexico service of process is made by mail, a final judgment based on such process would not be enforced by the courts of Mexico.

(h)	Mexican law does not permit the collection of interest-on-interest.

(i)	The interest component of the Term Notes or the Revolving Notes will not be enforceable in Mexico by means of the summary executive legal proceeding (juicio ejecutivo mercantil).

     We express no opinion as to any laws other than the laws of Mexico.

     This opinion is addressed to you solely for your benefit and it is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent.

Very truly yours,

RITCH, HEATHER Y MUELLER, S.C.

By: James E. Ritch Grande Ampudia, a partner.